EXHIBIT 10.1


                                                                  EXECUTION COPY







                       LIMITED LIABILITY COMPANY AGREEMENT



                                       OF



                        TRIPLE NET INVESTMENT COMPANY LLC

           Dated as of April 22, 2004 and Effective as of June 4, 2004



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                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                        TRIPLE NET INVESTMENT COMPANY LLC


               THIS LIMITED LIABILITY COMPANY AGREEMENT (as it may be amended, modified, supplemented or restated from time to time, this "Agreement") of TRIPLE NET INVESTMENT COMPANY LLC (the "Company"), made and entered into as of the 22nd day of April, 2004, and effective as of June 4, 2004, by and among
Lexington Corporate Properties Trust, a Maryland statutory real estate investment trust ("LXP"), and Utah State Retirement Investment Fund, a common trust fund created pursuant to the statutes of the State of Utah (the "Fund"). LXP and the Fund are sometimes individually referred to herein as a "Member" and collectively referred to herein as the "Members").

               In consideration of the covenants and agreements set forth herein, the Members hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

               Section 1.1 Definitions. For the purposes of this Agreement, initially capitalized terms used herein shall have the following meanings:

               "Acquiport Entities" shall mean individually or collectively, (a) Lexington Acquiport Company, LLC and (b) Lexington Acquiport Company II, LLC.

               "Acquiport Operating Agreements" shall mean individually or collectively, (a) the Operating Agreement of Lexington Acquiport Company, LLC dated as of July 14, 1999, as amended, and (b) the Operating Agreement of Lexington Acquiport Company II, LLC dated as of December 5, 2001, as amended.

               "Acquiport Property" shall mean a property or loan which is required to be presented by LXP to the Acquiport Entities for consideration for acquisition or investment pursuant to the Acquiport Operating Agreements.

               "Acquisition Activities" is defined in Section 3.6(f) hereof.

               "Acquisition Fee" is defined in Section 3.6(g) hereof.

               "Acquisition Memorandum" shall mean a memorandum in the form attached as Schedule 3 hereto with respect to any Proposed Qualified Property as provided in Section 3.6(b) hereof.



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               "Acquisition   Parameters"   shall   mean  the   guidelines   and
requirements for any Proposed Qualified Property that are set forth on Schedule 2 hereto.

               "Act" is defined in Section 2.1 hereof.

               "Additional Capital Contribution" is defined in Section 5.1(b) hereof.

               "Adjusted Capital Account Deficit" shall mean the deficit balance, if any, in a Member's Capital Account at the end of any fiscal year, with the following adjustments: (i) credit to such Capital Account any amount that such Member is obligated or deemed obligated to restore under Regulations
Section 1.704-1(b)(2)(ii)(c), as well as any additions thereto pursuant to the next to last sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), after taking into account thereunder any changes during such year in Partnership Minimum Gain and in the minimum gain attributable to any Partner Nonrecourse Debt; and (ii) debit to such Capital Account the items described in Regulations
Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6). The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent with such intent.

               "Advisor"  shall  mean  AEW  Capital  Management,   L.P.  or  any
successor thereto designated by the Fund as provided in Section 12.1(c) hereof that serves as the manager of the Fund.

               "Affiliate" when used with respect to any particular Person, shall mean (a) any Person or group of Persons acting in concert that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such particular Person, (b) any Person that is an officer, partner, member or trustee of, or serves in a similar capacity with respect to, such particular Person or of which such particular Person is an officer, partner, member or trustee or with respect to which such particular Person serves in a similar capacity, (c) any Person that, directly or indirectly, is the beneficial owner of 10% or more of any class of voting securities of, or otherwise has an equivalent beneficial interest in, such particular Person or of which such particular Person is directly or indirectly the owner of 10% or more of any class of voting securities or in which such particular Person has an equivalent beneficial interest or (d) any relative or spouse of such particular Person. Notwithstanding the foregoing, neither LXP nor the Fund shall be deemed to be an Affiliate of the other party. The definition of "Affiliate" as used in this Agreement shall not be affected by the Regulations under Code Section 752 describing certain "related" parties.

               "Agreement" is defined in the Preamble hereto. This Agreement shall be the "limited liability company agreement" for the Company within the meaning of Section 18-101(7) of the Act.

               "Amending Member" is defined in the Section 3.5(c) hereof.


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               "Annual  Budget" shall mean the annual budget for the Company and each Qualified Property for any fiscal year, including without limitation a reasonable description of the amount, source and character of each item of gross income, expense and services to be rendered in the form attached hereto as Exhibit A, approved by the Members as provided in Section 3.5 hereof.

               "Annual Plan" is defined in Section 3.5(a) hereof.

               "Appraisal" shall mean an appraisal performed by any third-party appraiser set forth under "Approved Appraisers" on Schedule 2.5 hereto or any other third-party appraiser selected by the Fund and reasonably acceptable to the Manager.

               "Approved Qualified Property" is defined in Section 3.6(d) hereof.

               "Asset Manager" shall mean Lexington Realty Advisors, Inc. or another Affiliate of LXP.

               "Bankruptcy" of the Company or a Member shall be deemed to have occurred upon the happening of any of the following: (i) the filing of an application by the Company or such Member for, or a consent to, the appointment of a trustee, receiver or liquidator of its assets; (ii) the filing by the Company or such Member of a voluntary petition or answer in bankruptcy or the filing of a pleading in any court of record admitting in writing its inability to pay its debts as such debts come due or seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation; (iii) the making by the Company or such Member of a general assignment for the benefit of creditors; (iv) the filing by the Company or such Member of an answer admitting the material allegations of, or its consenting to or defaulting in answering, a bankruptcy or insolvency petition filed against it in any bankruptcy or similar proceeding; or (v) the expiration of sixty (60) days following the entry by any court of competent jurisdiction of an order for relief in any bankruptcy or insolvency proceeding involving the Company or such Member or of an order, judgment or decree adjudicating the Company or such Member a bankrupt or insolvent or appointing a trustee, receiver or liquidator of its assets.

               "Bona Fide Offer" is defined in Section 3.7(b) hereof.

               "Book Depreciation" shall mean all deductions attributable to the depreciation, amortization or other cost recovery, including additions, of any Qualified Property or other asset (whether tangible or intangible) acquired by the Company that has a useful life in excess of one year, as such deductions are computed for federal income tax purposes; provided, that with respect to any Company asset the tax basis of which differs from the Book Value of such asset, Book Depreciation for any period shall equal (x) the sum total of all deductions taken during such period attributable to depreciation, amortization or other cost recovery deduction for federal income tax purposes with respect to such asset, multiplied by (y) the Book Value of such asset divided by the tax basis




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thereof; provided further, that if the depreciation,  amortization or other cost recovery deduction for federal income tax purposes with respect to any Company asset for any period is zero ($0.00), Book Depreciation shall be determined by the Tax Matters Member using any reasonable method selected by the Tax Matters Member that is based on the Book Value of such asset.

               "Book Value" shall mean, with respect to any Company asset at any time, the adjusted basis of such asset for federal income tax purposes, except that (i) the initial Book Value of any asset contributed by a Member to the Company shall be the Fair Market Value of such asset, and (ii) the Book Value of all Company assets shall be adjusted to equal their Fair Market Values, as determined in good faith by the Manager, upon the occurrence of certain events as described below. In either case, the Book Value of Company assets shall thereafter be adjusted for Book Depreciation taken into account with respect to such asset. Provided the Tax Matters Member makes an election to do so as provided under Section 1.704-1(b)(2)(iv)(f) of the Regulations, the Book Value of Company assets shall be adjusted to equal their Fair Market Value, as determined in good faith by the Manager, as of the following times to which the election relates: (1) the admission of a new Member to the Company or acquisition by an existing Member of an additional interest in the Company, provided that the consideration contributed to the Company upon such admission or acquisition is more than a de minimis amount of money or property; (2) the distribution by the Company to a Member of more than a de minimis amount of money or other property; and (3) the termination of the Company for federal income tax purposes pursuant to Code Section 708(b)(1)(B).

               The Book Value of all Company assets shall also be increased (or decreased) to the extent that adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b) have been taken into account for purposes of determining Capital Accounts in accordance with Regulation Section 1.704-1(b)(2)(iv)(m), unless such adjustments have already been accounted for pursuant to the preceding paragraph. If the Book Value of an asset has been determined or adjusted pursuant hereto, such value shall thereafter be the basis for, and be adjusted by, the depreciation taken into account with respect to, such asset for purposes of computing Profits and Losses. Moreover, notwithstanding the foregoing, the Book Value of any Company asset distributed to either Member shall be the gross Fair Market Value of such asset on the date of distribution.

               "Business Day" shall mean any day other than a Saturday, Sunday, any day on which national banks in New York, New York are not open for business and all other days on which the offices of the State of Utah or the Commonwealth of Massachusetts are not open for business.

               "Buy/Sell Property" is defined in Section 11.1(a) hereof.

               "Capital Account" shall mean, with respect to either Member, the separate "book" account which the Company shall establish and maintain for such Member as




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provided in Section 6.1 hereof and in accordance with Section 704(b) of the Code and Regulations Section 1.704-1(b)(2)(iv) and such other provisions of Section 1.704-1(b) of the Regulations as must be complied with in order for the Capital Accounts to be determined in accordance with the provisions of said Regulations. In furtherance of the foregoing, the Capital Accounts shall be maintained in compliance with Section 1.704-1(b)(2)(iv) of the Regulations, and the provisions hereof shall be interpreted and applied in a manner consistent therewith.

               "Capital Call" is defined in Section 5.1(b) hereof.

               "Capital Commitment" shall mean, with respect to each Member, the amount set forth opposite its name on Schedule 1 hereto, as such Schedule may be amended or modified from time to time upon the Members' unanimous consent. Any payment of the Acquisition Fees or Financing Fees shall neither increase nor decrease a Member's Capital Commitment.

               "Capital Contribution" shall mean, at any particular time and with respect to either Member, an amount equal to the sum of (x) the total amount of cash and (y) the Fair Market Value of any property (determined as of the date such property is contributed by such Member and net of any liabilities secured by such property that the Company is considered to assume or take subject to under Section 752 of the Code), that has in each case been contributed to the Company by such Member pursuant to Section 5.1 hereof.

               "Cash Purchase Price" is defined in Section 11.2(c) hereof.

               "Cause" is defined in Section 8.3(a) hereof.

               "Challenging Member" is defined in Section 11.1(d) hereof.

               "Claim Amount" is defined in Section 5.1(e) hereof.

               "Code" shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of future laws.

               "CPI" shall mean the Revised Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, U.S. City Average, All Items, based on 1982-84 as 100. If the CPI hereafter ceases to use the base of 1982-84 as 100, then the CPI with the new base shall be used. If the Bureau of Labor Statistics ceases to publish the CPI, then the successor or most nearly comparable index shall be used. In the event that the U.S. Department of Labor, Bureau of Labor Statistics, changes the publication frequency of the CPI so that it is not available when required under the Agreement, then the CPI for the closest preceding month for which a CPI is available shall be used in place of the CPI no longer available.

               "Default Amount" is defined in Section 5.1(d) hereof.



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               "Defaulting Member" is defined in Section 5.1(d) hereof.

               "Defaulting Transferring Member" is defined in Section 5.1(e) hereof.

               "Distributable Cash" shall mean the amounts distributed pursuant to Section 7.1(a)(i) hereof.

               "Economic Interest" shall mean, with respect to any Percentage Interest, (a) all income, profits, cash flow, proceeds of sales and/or refinancing of the Qualified Properties, fees or payments of whatever nature and all distributions to which either Member would be entitled, now or at any time hereafter, of whatsoever description or character; (b) all of either Member's present and future rights to and in its Capital Account, whether by way of liquidating distributions or otherwise, and all of such Member's right to receive or share in any surplus of the Company in the event of the dissolution of the Company; and (c) all damages, awards, money and considerations of any kind or character to which either Member would be entitled, now or at any time hereafter, arising out of or derived from any proceeding by or against such Member in any federal or state court, under any bankruptcy or insolvency law or under any law relating to assignments for the benefit of creditors, compositions, extensions or adjustments of indebtedness, or to any other relief of debtors, or otherwise in connection with its interest in the Company.

               "Economic Risk of Loss" shall have the meaning specified in Regulations Section 1.752-2.

               "Election Notice" is defined in Schedule 5 hereto.

               "Environmental Assessment" shall mean with respect to any Proposed Qualified Property, a phase one environmental site assessment performed by any environmental consultant set forth under "Approved Environmental
Consultants" on Schedule 2.5 hereto, or any other qualified environmental consultant selected by the Manager and reasonably acceptable to the Fund (each, an "Environmental Consultant") in accordance with the then current ASTM Standard Practice for Environmental Site Assessments, E1527 and, if required, any additional Phase II sampling, investigation, monitoring or other activities performed by an Environmental Consultant.

               "Environmental Law" shall mean every federal, state, county or other governmental law, statute, ordinance, rule, regulation, requirement, order (including any consent order), or other binding obligation, injunction, writ or decision relating to or addressing the environment or hazardous materials, including, but not limited to, those federal statutes commonly referred to as the Clean Air Act, Clean Water Act, Resource Conservation Recovery Act, Toxic Substances Control Act, Comprehensive Environmental Response, Compensation and Liability Act and the Endangered Species Act as well as all regulations promulgated thereunder and all state laws and regulations




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equivalent thereto, as each such statute,  regulation or state law or regulation equivalent may be amended from time to time.

               "Exclusivity Right" is defined in Section 3.9(a)(ii) hereof.

               "Exercise Notice" is defined in Schedule 5 hereof.

               "Extraordinary Call" is defined in Section 5.1(c) hereof.

               "Extraordinary Capital Contribution" is defined in Section 5.1(c) hereof.

               "Extraordinary Funding" is defined in Section 5.1(c) hereof.

               "Extraordinary Loan" is defined in Section 5.1(c) hereof.

               "Fair Market Value" shall mean an amount (in cash) that a bona fide, willing buyer under no compulsion to buy and a bona fide, willing and unrelated seller under no compulsion to sell would pay and accept, respectively, for the purchase and sale of a Qualified Property, taking into account any liens, restrictions and agreements then in effect and binding upon the Qualified Property or any successor owner thereof and any options, rights of first refusal or offer or other rights or options that either burden the Qualified Property or run to the benefit of the owner of the Qualified Property; provided, however, that in determining the Fair Market Value of any Qualified Property, none of the options, rights of first refusal or offer or other rights of the Members hereunder shall be taken into consideration.

               "Fee Disclosure" is defined in Section 3.11(h) hereof.

               "FFO" shall mean net income or loss (computed in accordance  with generally accepted accounting principles), excluding gains (or losses) from debt restructuring and sales of property, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.

               "Financing Fee" is defined in Section 3.6(g) hereof.

               "Fund" is defined in the Preamble hereto.

               "Indemnified Party" is defined in Section 3.13(a) hereof.

               "Initial Capital Contribution" shall mean, with respect to each Member, an amount equal to the sum of (x) the amount of cash and (y) the Fair Market Value of any property (determined as of the date such property is contributed by such Member and net of any liabilities secured by such property that the Company is considered to assume or




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take  subject  to under  Section  752 of the  Code),  that has in each case been contributed to the Company by such Member at such time as the Members have agreed.

               "Lion Partnership Agreement" shall mean the Limited Partnership Agreement of Lexington/Lion Venture L.P. dated as of October 1, 2003.

               "Lion Property" shall mean a property which is required to be presented by LXP to the Lion Venture for consideration for acquisition or investment pursuant to the Lion Partnership Agreement.

               "Lion Venture" shall mean Lexington/Lion Venture L.P., a Delaware limited partnership.

               "Interest Price" is defined in Section 11.1(a) hereof.

               "Liquidating Events" is defined in Section 9.1 hereof.

               "Liquidation" shall mean (a) when used with respect to the Company, the earlier of (i) the date upon which the Company is terminated under
Section 708(b)(1) of the Code and (ii) the date upon which the Company ceases to be a going concern, and (b) when used with respect to either Member, the earlier of (i) the date upon which there is a Liquidation of the Member and (ii) the date upon which such Member's entire interest in the Company is terminated other than by transfer, assignment or other disposition to a Person other than the Company.

               "Liquidator" shall mean the Manager, unless the Manager's Bankruptcy, insolvency, removal, withdrawal or liquidation or default hereunder shall have preceded the Liquidation of the Company, in which case the Liquidator shall be any Person designated as such by the Fund.

               "Losses" and "Profits" are defined in Section 6.2(b) hereof.

               "LXP" is defined in the Preamble hereto.

               "LXP Affiliated Party" shall mean LXP, the Asset Manager and/or any of their respective Affiliates.

               "LXP Board" shall mean the Board of Trustees of LXP.

               "Major Decision" is defined in Section 3.4 hereof.

               "Management Agreement" shall mean the agreement between the Asset Manager and the Company which shall be substantially in the form attached hereto as Exhibit B.

               "Management Fee" is defined in Section 3.10(c) hereof.



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               "Manager"  shall  mean the Person in whom the  management  of the
Company is vested pursuant to the terms of this Agreement. LXP shall be the Manager until LXP (x) transfers its limited liability company membership interest in the Company or withdraws as a Member from the Company, (y) transfers or assigns its rights and obligations as the Manager or resigns as the Manager, or (z) is removed as Manager, each as provided in Article VIII hereof.

               "Material Modification" shall mean a modification relating to the treatment of Capital Accounts, distributions and/or allocations hereunder which, when considered on a cumulative basis with the effect of all other such modifications previously made, is likely to adversely affect the amount ultimately distributable or paid to either Member hereunder as determined by the independent accountants of the Company.

               "Member" is defined in the Preamble hereto.

               "Net Cash Flow from Operations" shall mean the gross proceeds from Company operations (excluding sales or other dispositions or refinancings of Qualified Properties) less the sum of any portion thereof used to (x) pay Operating Expenses, capital improvements, replacements or debt payments, any management fees payable to the Manager or Asset Manager pursuant to Section
3.10(c) hereof, any credits reserved pursuant to Section 3.10(c) hereof, indemnities and other extraordinary payments made pursuant to this Agreement or to (y) establish reasonable reserves for Operating Expenses, capital improvements, replacements, debt payments and contingencies as provided in the Annual Plan, as such reserves are calculated, established and maintained by the Manager pursuant to Section 3.11(d). "Net Cash Flow from Operations" shall not be reduced by real estate depreciation or by cost amortization, cost recovery deductions or similar allowances, but shall be increased by any reduction of reserves previously described in an Annual Plan.

               "Net Cash from Sales or Refinancings" shall mean the gross cash proceeds from the sale or other disposition or refinancing of Qualified Properties less (a) any closing, transaction and other costs incurred by the Company in connection with such sale or other disposition or refinancing or repayment or exercise, as the case may be; (b) the amount required to retire any debt outstanding against such Qualified Properties; and (c) any amounts required to fund any related reserves up to the levels required by the Annual Plan, as calculated by the Manager. Net Cash from Sales or Refinancings shall be increased by reductions of reserves originally funded from Net Cash from Sales or Refinancings. "Net Cash from Sales or Refinancings" shall include all principal and interest payments made with respect to any note or other obligation received by the Company in connection with the sale or other disposition of any Qualified Property.

               "Net Rents" for any period shall mean the base rents, escalations of base rents, percentage rents and other rents (but specifically excluding reimbursements from tenants for Operating Expenses) actually received by the Company from all of the tenants



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of the Qualified  Properties during such period less any Operating  Expenses for the Qualified Properties not paid by the tenants thereof.

               "Nonrecourse Liability" shall mean any Company liability (or portion thereof) the Economic Risk of Loss of which is not borne by either Member or any party related to either Member, as such related party is described in the applicable Regulations under Code Section 752.

               "Non-Investment Grade Tenant" shall mean a tenant of a property that either (a) has a current credit rating by Standard & Poor's of B to BB+ or a comparable credit rating by Moody's Investors Services, Inc., Duff & Phelps Credit Rating Co., Fitch IBCA.

               "Non-Sale Member" is defined in Section 3.7(b) hereof.

               "Offer Notice" is defined in Section 11.1(a) hereof.

               "Offer Price" is defined in Section 11.1(a) hereof.

               "Offered Agreement" is defined in Section 11.1(a) hereof.

               "Offering Member" is defined in Section 11.1(a) hereof.

               "Operating Expenses" shall mean (x) all reasonable and customary costs and expenses of Third Parties retained in connection with the ownership, leasing, operation, repair and maintenance of the Qualified Properties and (y) real estate taxes, insurance premiums, utility charges, rent collection and lease enforcement costs, brokerage commissions to the extent applicable to the period in question (but excluding any Acquisition Fees payable to the Manager or the Asset Manager under Section 3.6(g) hereof), maintenance expenses, costs of repairs and replacements (which, under generally accepted accounting principles consistently applied, may be expensed during the period when made) and management fees (but excluding any management fees or the Oversight Fee payable to the Manager or Asset Manager pursuant to Section 3.10(c) hereof) in connection with the ownership, leasing, operation, repair and maintenance of the Qualified Properties. Operating Expenses shall not include general and administrative costs and overhead of the Company and debt payments.

               "O.P. Unit" shall mean a partnership interest in a partnership in which LXP is a partner.

               "Oversight Fee" is defined in Section 3.10(c) hereof.

               "Partner Nonrecourse Debt" shall have the meaning set forth in Regulations Section 1.704-2(b)(4).



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               "Partner  Nonrecourse  Debt Minimum  Gain" shall have the meaning set forth in Regulations Section 1.704-2(i)(2).

               "Partner Nonrecourse Deductions" is defined in Section 6.3(d) hereof.
               "Partnership  Minimum  Gain"  shall have the meaning set forth in
Section 1.704-2(b)(2) and (d) of the Regulations.

               "Percentage Interest" shall mean the entire undivided ownership interest in the Company of either Member at any particular time, (x) expressed as a percentage rounded to the nearest one one-hundredth (0.01%), (y) determined at such time by dividing the total Capital Contributions made by such Member by the total Capital Contributions made in the Company by both Members and (z) as may be adjusted from time to time in accordance with the terms hereof. The Percentage Interest of each Member as of the date hereof shall be as described on Schedule 1 hereto.

               "Permitted Expenses" shall mean, for each annual period covered by an Annual Plan, Operating Expenses, capital improvements, replacements and debt payments as set forth therein plus, with respect to each budget line item in the Annual Budget portion of such Annual Plan, the greater of (w) five percent (5%) of each such budget line item or (x) Twenty Thousand Dollars ($20,000.00); provided, however, that Permitted Expenses shall not include any Operating Expenses, capital improvements, replacements and debt payments which, when added to all other obligations incurred or reserve amounts accrued in excess of the applicable budget line items in such Annual Budget portion of the Annual Plan, exceed (x) One Hundred Thousand Dollars ($100,000) in any fiscal year for a particular Qualified Property or (y) an average (taking into account all Qualified Properties then owned by the Company) of Fifty Thousand Dollars ($50,000) per Qualified Property. Permitted Expenses shall also mean (i) all reasonable and customary costs and expenses of Third Parties retained in connection with the Acquisition Activities as provided in Section 3.6(f) hereof,
(ii) any reasonable costs or expenses incurred in implementing a Major Decision agreed to by the Members as provided in Section 3.4 hereof and not otherwise already included in an Annual Plan, (iii) costs and expenses incurred by the Members in connection with the formation of the Company, including legal fees, and (iv) the management fees payable pursuant to Section 3.10(c) hereof.

               "Person" shall mean any individual, trust (including a business trust), unincorporated association, corporation, limited liability company, joint stock company, general partnership, limited partnership, joint venture, governmental authority or other entity.

               "Physical Inspection Report" shall mean a report prepared by any consultant set forth under "Approved Physical Inspection Consultants" on
Schedule 2.5 hereto, or any other qualified independent third party engineer, architect or other real estate inspector selected by the Manager and reasonably acceptable to the Fund concerning the physical condition of any Proposed Qualified Property.

               "Plan Amendment" is defined in Section 3.5(c).

               "Profits" and "Losses" are defined in Section 6.2(b) hereof.

               "Proposed Plan" is defined in Section 3.5(a) hereof.

               "Proposed Tendered Qualified Properties" is defined in Section 11.2(b) hereof.

               "Proposed Qualified Property" is defined in Section 3.6(a) hereof.

               "Purchase and Sale Agreement" shall mean the agreement pursuant to which a Member transfers an Approved Qualified Property to the Company pursuant to Section 5.1 hereof and shall be in the form to be agreed to by the Members, at which time it will be attached as Exhibit C to this Agreement.

               "Qualified Property" or "Qualified Properties" shall mean the interest of the Company in each parcel of real property acquired as provided in
Section 3.6 hereof, together with all buildings, structures and improvements located thereon, fixtures contained therein, appurtenances thereto and all personal property owned in connection therewith.

               "Redemption Right" is defined in Section 11.2(a) hereof.

               "Redemption Right Shares" is defined in Section 11.4 hereof.

               "Regulations" shall mean the income tax regulations promulgated under the Code, whether temporary, proposed or finalized, as such regulations may be amended from time to time (including corresponding provisions of future regulations).

               "Regulatory Allocations" is defined in Section 6.3(f) hereof.

               "Removal Amount" is defined in Section 8.3(b) hereof.

               "Removal Notice" is defined in Section 8.3(a) hereof.

               "Responding Member" is defined in Section 11.1(a) hereof.

               "Responding Interest Price" is defined in Section 11.1(c) hereof.

               "Response Notice" is defined in Section 11.1(a) hereof.

               "Retained   Qualified   Properties"   is   defined   in   Section
11.2(b)(ii).

               "Right of First Refusal" is defined in Section 3.7(b) hereof.

               "Rights Trigger Date" shall mean the date of June 1, 2007.

               "Sale Member" is defined in Section 3.7(b) hereof.

               "Sale Notice" is defined in Section 3.7(b) hereof.

               "Section 704(c) Property" shall mean (x) each item of property to which Section 704(c) of the Code or Section 1.704-3(a)(3) of the Regulations applies that is contributed to the Company, and (y) any property owned by the Company which is governed by the principles of Section 704(c) of the Code, as contemplated by Section 1.704-1(b)(4)(i) and other analogous provisions of the Regulations.

               "Share Purchase Price" is defined in Schedule 5 hereof.

               "Shares" shall mean the common shares of beneficial interest, par value $.0001 per share, of LXP.

               "SP Subsidiary" shall mean an entity selected by the Manager and approved by the Fund which shall be wholly-owned (directly or indirectly) by the Company, the purpose of which is limited to acquiring, financing, holding for investment, preserving, managing, operating, improving, leasing, selling, exchanging, transferring and otherwise using or disposing of a Qualified Property or Qualified Properties.

               "Tax Depreciation" shall mean with respect to any property owned by the Company depreciation, accelerated cost recovery, or modified cost recovery, and any other amortization or deduction allowed or allowable for federal, state or local income tax purposes.

               "Tax Matters Member" is defined in Section 6.5 hereof.

               "Tendered Qualified Properties" shall mean all of the Company's Qualified Properties owned by the Company at the time the Fund exercises the Redemption Right pursuant to Section 11.2 hereof or, if the Fund or LXP, or both, exercise their rights to exclude Qualified Properties under Section 11.2(b) hereof, the Qualified Properties remaining after the Fund has excluded Qualified Properties pursuant to Clause (ii) of Section 11.2(b) hereof and after LXP has excluded certain Qualified Properties pursuant to Clause (iii) of
Section 11.2(b) hereof.

               "Third Parties" shall mean consultants, engineers, environmental consultants, appraisers, accountants, attorneys, contractors and subcontractors, brokers or managers, but excluding any LXP Affiliated Party.

               "Transferring Member" is defined in Section 5.1(e) hereof.

               "12% IRR" shall mean an annual interest rate of 12% which, when applied to the Capital Contributions (including credited amounts under Section 3.10(c) hereof) made, and the Acquisition Fees and Financing Fees (if any) paid, by each Member and the Distributable Cash distributed to each Member, renders the net present value of such negative (i.e. Capital Contributions, Acquisition Fees and Financing Fees) and positive (i.e. Distributable Cash) cash flows equal to zero.

               Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in Schedule 5 hereto, unless the context requires otherwise.

                                   ARTICLE II
                        FORMATION, DURATION AND PURPOSES

               Section 2.1 Formation. Pursuant to the Delaware Limited Liability Company Act, codified in the Delaware Code Annotated, Title 6, Sections 18-101 to 18-1109, as the same may be amended from time to time (the "Act"), the Members agree to form and hereby form the Company by entering into this Agreement. The Members hereby acknowledge that a certificate of formation has been executed by Dianne R. Smith, an authorized person (as such term is used in Section 18-201 of the Act), and filed in the office of the Delaware Secretary of State on April 22, 2004. The execution and filing of such certificate of formation with the Delaware Secretary of State is hereby authorized, ratified and approved by the Members. The rights, liabilities and obligations of either Member with respect to the Company shall be determined in accordance with the Act and this Agreement. To the extent anything contained in this Agreement modifies, supplements or otherwise affects any such right, liability, or obligation arising under the Act, this Agreement shall supercede the Act to the extent not restricted thereby.

               Section 2.2 Name; Registered Agent and Registered Office. The name of the Company and the name under which the business of the Company shall be conducted shall be "Triple Net Investment Company LLC". The registered agent of the Company shall be National Registered Agents, Inc., and the registered office of the Company shall be at National Registered Agents, Inc., 9 East Lookerman Street, Suite 1B, in the City of Dover, County of Kent, Delaware 19901. The Manager may select another such registered agent or registered office from time to time upon ten (10) Business Days prior written notice thereof to, and the consent of, the Members.

               Section 2.3 Principal Office. The principal place of business and office of the Company shall be located at One Penn Plaza, Suite 4015, New York, New York 10119-4015, or at such other place as the Manager may determine from time to time. The business of the Company may also be conducted at such additional place or places as the Manager may determine.

               Section 2.4 Purposes and Business. The business of the Company is to, directly or indirectly, acquire, finance, refinance, hold for investment, preserve, manage, operate, improve, lease, sell, exchange, transfer and otherwise use or dispose of the Qualified Properties as may be, directly or indirectly, acquired by the Company from time to time pursuant to the terms hereof, which Qualified Properties may be located anywhere in the United States and shall not be used primarily for agricultural, horticultural, ranch, mining, recreational, amusement or club purposes. In connection therewith and without limiting the foregoing, the Company shall have the power to, directly or indirectly, dispose of the Qualified Properties in accordance with the terms of this Agreement and to engage in any and all activities related or incidental thereto, all for the benefit of the Company.

               Section 2.5 Term. The term of the Company shall commence on the date of this Agreement and shall continue in full force and effect until ten
(10) years from the date hereof, unless sooner terminated pursuant to the terms hereof. No Member may withdraw from the Company without the prior consent of the other Members, other than as expressly provided in this Agreement.

               Section 2.6 Other Qualifications. The Company shall file or record such documents and take such other actions under the laws of any jurisdiction in which the Company does business as are necessary or desirable to permit the Company to do business in any such jurisdiction and to promote the limitation of liability for the Members in any such jurisdiction.

               Section 2.7 Limitation on the Rights of Members. Except as otherwise specifically provided in this Agreement, (a) no Member shall have the right to withdraw or retire from, or reduce its contribution to the capital of, the Company; (b) no Member shall have the right to demand or receive property other than cash in return for its Capital Contribution; and (c) no member shall have priority over any other Member either as to the return of its Capital Contribution or as to profits or distributions.

                                  ARTICLE III
                      MANAGEMENT RIGHTS, DUTIES, AND POWERS
                 OF THE MANAGER; TRANSACTIONS INVOLVING MEMBERS

               Section 3.1 Management.

               (a) Management by the Manager. LXP shall be the Manager until LXP
       (x) transfers its membership interest in the Company or withdraws as a Member from the Company, (y) transfers or assigns its rights and obligations as the Manager or resigns as the Manager, or (z) is removed as the Manager, each as provided in Article VIII hereof. The Manager shall manage the investments, business and day-to-day affairs of the Company and shall be responsible for acquisitions and dispositions of Qualified Properties, subject, however, to the provisions of Section 3.4 hereof with respect to Major Decisions, of Section 3.6 and Section 3.7 hereof with respect to the acquisition or sale of Qualified Properties and any other provisions of this Agreement concerning the investments, business and day-to-day affairs of the Company. The Manager shall use reasonable efforts to manage the investments, business and day-to-day affairs of the Company in accordance with the Annual Plan approved in accordance with Section 3.5 hereof. Except as provided in this Agreement, the Manager shall have all the rights and powers of a manager as provided in the Act and as otherwise provided by law, and any action taken by the Manager shall constitute the act of and serve to bind the Company. The Manager may delegate certain of the tasks that are to be performed in connection with the acquisition of properties, the management of the Qualified Properties or the business and day-to-day affairs of the Company. Any such delegation to third parties provided in the previous sentence shall be supervised by the Manager and such delegation shall not relieve the Manager of any of its obligations hereunder. Any right of either of the Members to consent to any action requiring its consent hereunder shall not be diminished or otherwise affected by such delegation.

               (b) Delegation to the Asset Manager. LXP in its capacity as Manager shall have the right to retain the Asset Manager and delegate (pursuant to Section 3.1(a) above) to the Asset Manager any of the following duties and responsibilities: the management of the Qualified Properties and the performance of the tasks necessary for the evaluation of Proposed Qualified Properties and the acquisition of Approved Qualified Properties as contemplated in Section 3.6 hereof. The Asset Manager shall be qualified to do business in all jurisdictions in which the Company does business or owns properties. If LXP in its capacity as Manager elects to retain the Asset Manager, the Company and the Asset Manager shall enter into a Management Agreement substantially in the form attached hereto as Exhibit B and made a part hereof. The Manager may replace the Asset Manager at any time and from time to time, provided that as a condition to such replacement of the Asset Manager, (x) the Fund and the Advisor shall have received written notice of such replacement and (y) the replacement Asset Manager shall have entered into an agreement substantially in the form attached hereto as Exhibit B. Any other property management or operating agreement between the Company and any Asset Manager shall be acceptable to the Members and shall by its terms terminate without penalty at the election of the Fund upon five (5) Business Days' written notice to such Asset Manager if LXP is removed as Manager. The Asset Manager shall have no interest in or rights under this Agreement, shall not be admitted as a substitute for LXP and shall not have any of the rights of a Member under the Act or this Agreement. The Asset Manager may be authorized to perform such tasks of the Manager specified in Section 3.3 hereof that LXP in its capacity as Manager reasonably deems necessary or appropriate in connection with the management of the Qualified Properties, the evaluation of Proposed Qualified Properties or the acquisition of Approved Qualified Properties, but in all cases in accordance with the Annual Plan and the requirements of Section 3.4, Section 3.6 and Section 3.7 hereof and any other provisions of this Agreement concerning the investments, business and affairs of the Company. The Asset Manager shall not have the authority to execute or deliver documents on behalf of the Company or to bind the Company, except as expressly set forth in the Management Agreement between the Company and the Asset Manager. Notwithstanding anything to the contrary contained in Section 3.3 hereof, the Asset Manager shall not have any authority to borrow or draw down funds or finance or refinance any part of any purchase price or incur indebtedness secured by any Qualified Property or any unsecured indebtedness. Any delegation to the Asset Manager provided in this Section 3.1(b) shall be supervised by LXP in its capacity as Manager and such delegation shall not relieve LXP of any of its obligations hereunder as Manager.

               (c) Right to Rely on Authority of the Manager. Any action taken by LXP in its capacity as Manager, acting on behalf of the Company pursuant to the authority conferred thereon in this Agreement, shall be binding on the Company. In no event shall any Person dealing with LXP with respect to the conduct of the affairs of the Company while LXP is the Manager be obligated to ascertain whether the terms of this Agreement have been complied with, or be obligated to inquire into the necessity or expediency of any action of LXP.

               (d) No Management by the Fund. The Fund shall have the authority to approve the Annual Plan (and amendments thereof) and to approve Major Decisions. The Fund shall also have the authority to consent to certain acts of the Manager, the Asset Manager and the Company, in each case as and to the extent provided in this Agreement. The Fund shall not participate in the control of the business of the Company or transact any business for the Company or have the power to sign documents for or otherwise bind the Company and shall not perform and shall have no authority to perform any act, thing or deed in the name of or on behalf of the Manager, the Asset Manager or the Company (provided, however, that Fund shall have the right to appoint a replacement Manager pursuant to
       Section 8.3(a) and to exercise certain rights on behalf of the Company pursuant to Section 3.1(e)). The Fund may give any consents, approvals or other authorizations described in this Agreement without being deemed to have participated in the control of the Company.

               (e) Fund's Right to Enforce Company Rights Against LXP Affiliated Parties. Notwithstanding anything herein to the contrary, if the Manager has failed to enforce any of the Company's rights against any LXP Affiliated Party that has defaulted on any obligation owed to the Company under this Agreement or under any agreement between the Company and any LXP Affiliated Party, the Fund shall be entitled to exercise, on behalf of the Company and at the expense of the Company (either in the Company's own capacity or as manager of the Company), the Company's rights and obligations arising under such agreements all without the consent or approval of the Manager; provided, that the Fund shall not have the right to terminate such agreements or any rights of the LXP

       Affiliated Party under such agreements without Cause without the consent of the Manager.

               Section 3.2 Meetings of the Members

               (a) Meetings of the Members. The Members of the Company may hold meetings, both regular and special, within or outside the State of Delaware. Regular meetings of the Members shall be held at least annually with written notice to the Members at such time and at such place as shall from time to time be reasonably determined by the Manager subject to consent by the Members. Regular or special meetings of the Members may be called by either Member on not less than ten (10) Business Day's written notice to the other Member. The Advisor may attend meetings of the Members but shall not vote on behalf of the Fund.

               (b) Acts of the Members. Both Members must be present at any meeting of the Members, and all acts of the Members must be approved by the unanimous vote of the Members. Each Member present at a meeting and entitled to participate in such meeting shall be entitled to one vote with respect to any action. If either Member shall not be present at any meeting of the Members, the other Member present at such meeting shall adjourn the meeting from time to time, without notice other than announcement of the date and location of the adjourned meeting, until both Members shall be present. Any action required or permitted to be taken at any meeting of the Members may be taken without a meeting if both Members consent thereto in writing, and the writing or writings are filed with the minutes of such proceedings of the Members.

               (c) Electronic Communication. Members may participate in meetings of the Members by means of telephone conference or similar communications equipment that allows all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting. If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.

               (d) Authorized Representatives. Prior to the first annual meeting of the Members and prior to the time the Fund casts a vote: (i) the Fund shall deliver to LXP a list of individuals who are authorized to attend meetings of the Members and cast votes on its behalf and shall update such list to reflect any changes in authorized individuals; and (ii) LXP shall deliver to the Fund an incumbency certificate naming all of LXP's executive officers and shall replace such certificate whenever there is a change in LXP's executive officers. LXP's executive officers are authorized to attend meetings of the Members and to cast votes on behalf of LXP.

               (e) Informational Meetings. The Manager shall hold informational meetings with the Fund and the Advisor to review and discuss the Company's activities and business upon ten (10) Business Days' prior written notice by the Fund. The Fund may, but shall not be obligated to, attend informational meetings that are attended by the Advisor. Such meetings shall be held at a mutually convenient time at the New York City offices of LXP unless the Members otherwise agree. LXP, the Fund and the Advisor may each designate any number of representatives to attend such meetings.

               Section 3.3 Authority of the Manager. Except as otherwise provided in this Article III, the Manager is hereby authorized to do the following, for and in the name and on behalf of the Company, as may be necessary, convenient or incidental to the implementation of the Annual Plan or to the accomplishment of the purposes of the Company (provided, that if any of the following constitutes a Major Decision that is not specifically set forth in the Annual Plan, the Manager shall first obtain the consent of the Fund pursuant to Section 3.4 hereof):

                      (i) acquire by purchase, exchange or otherwise, any Proposed Qualified Property consistent with the purposes of the Company, but only in accordance with Section 3.6 hereof;

                      (ii) operate, manage and maintain each of the Qualified Properties;

                      (iii) take such action as is necessary to form, create or set up any SP Subsidiary that has been approved by the Members in accordance with Section 3.6 hereof;

                      (iv) dissolve, terminate or wind-up any SP Subsidiary, provided that any Qualified Property held by such SP Subsidiary has been disposed of in accordance with Section 3.7 or Section 11.1 hereof or transferred to the Company or any other SP Subsidiary;

                      (v) enter into, amend, extend or renew any lease of any Qualified Property or any part thereof or interest therein approved by the Members as part of the Annual Plan;

                      (vi) initiate legal proceedings or arbitration with respect to any lease of any Qualified Property or part thereof or interest therein; provided that the initiation of such legal proceedings or arbitration shall have arisen (x) in connection with any matter of an emergency nature, (y) for the collection of rent or (z) involving an uninsured claim of less than $100,000;

                      (vii) dispose of any or all of the Qualified Properties by sale, lease, exchange or otherwise, and grant an option for the sale, lease, exchange or otherwise of any or all the Qualified Properties, but only in accordance with Section 3.7 hereof;

                      (viii) employ and dismiss from employment any and all employees, agents, independent contractors and, subject to Section 4.9 hereof, attorneys and accountants for the Company;

                      (ix) pay all Permitted Expenses (and maintain in reserve the amount of any credits pursuant to Section 3.10(c) hereof);

                      (x) execute and deliver any and all agreements, contracts, documents, certifications and instruments necessary or convenient in connection with the management, maintenance and ownership of the Qualified Properties and in connection with any other matters with respect to which the Manager has authority to act pursuant to the Annual Plan or as set forth in this Section 3.3;

                      (xi) draw down funds as needed under any approved lines of credit or other financing previously approved under Section 3.4 hereof;

                      (xii) finance or refinance a portion of the purchase price of any Qualified Property and incur (and refinance) indebtedness secured by any Qualified Property, or any portion thereof or any interest or estate therein and incur any other secured or unsecured borrowings or other indebtedness;

                      (xiii)   implement   those   Major   Decisions   that  are
       specifically set forth in the Annual Plan or that have been approved by the Fund pursuant to Section 3.4 below; and

                      (xiv) subject to any conditions expressly provided in this Agreement, engage in any kind of activity and perform and carry out contracts of any kind necessary or incidental to or in connection with the accomplishment of the purposes of the Company as may be lawfully carried out or performed by a limited liability company under the laws of each state in which the Company is then formed or registered or qualified to do business.

               Section 3.4 Major Decisions. Notwithstanding anything to the contrary contained in this Agreement, the Manager shall not take, on behalf of the Company, and shall not permit the Company or the Asset Manager to take, any action, make any decision, expend any sum or undertake or suffer any obligation which comes within the scope of any Major Decision unless such Major Decision is approved by the Fund in advance in writing (including any written approval delivered at a meeting in accordance with Section 3.2 hereof) or is specifically set forth in the Annual Plan. As used herein, "Major Decision" shall mean a decision to take any of the following actions:

                      (i) the acquisition by purchase, exchange or otherwise of any Qualified Property or other real property except in accordance with
       Section 3.6 hereof;

                      (ii) the disposition by sale, lease, exchange or otherwise, and the granting of an option for the sale, lease, exchange or other disposition of any or all of the Qualified Properties except in accordance with Section 3.7(b) and Section 11.1 hereof;

                      (iii) the financing or refinancing of, or the increasing of any mortgage indebtedness encumbering, any Qualified Property, or any portion thereof or any interest or estate therein, whether recourse or non-recourse to the Company, or the incurrence of indebtedness secured by any Qualified Property, or any portion thereof or any interest or estate therein, or the incurrence of any other secured or unsecured borrowings or other indebtedness by the Company, including determination of the terms and conditions thereof, and any amendments to such terms and conditions except as contemplated in an Annual Plan or in accordance with
       Section 3.4 hereof;

                      (iv) the formation, creation or setting up of any SP Subsidiary except in accordance with Section 3.6 hereof;

                      (v) the making of any loan;

                      (vi) the entering into of any transaction or agreement with or for the benefit of, or the employment or engagement of, any LXP Affiliated Party, except as expressly contemplated in Sections 3.1(b) and
       3.10 hereof;

                      (vii) the causing or permitting of an encumbrance of any Percentage Interest or any portion thereof;

                      (viii) making an Extraordinary Call to the Members to fund an operating deficit of the Company, which Extraordinary Call shall be made only in accordance with Section 5.1(c) hereof;

                      (ix) the construction, alteration, improvement, repair, rehabilitation, razing, rebuilding or replacement of any building or other improvements or the making of any capital improvements, replacements, repairs, alterations or changes in, to or on any Qualified Property, or any part thereof, except to the extent provided for in the Annual Plan; provided that repairs of emergency nature may be undertaken without prior approval of the Fund provided the Manager notifies the Advisor in writing thereof within two (2) Business Days following the commencement of such emergency repairs;

                      (x) the incurring of any cost or expense for any fiscal year which, (x) when added to all other costs and expenses for such fiscal year, exceeds the applicable budget line in the Annual Budget portion of the Annual Plan by the greater of Twenty Thousand Dollars ($20,000) or five percent (5%) thereof or, (y) when added to all other costs and expenses in excess of their applicable budget line items in the Annual Budget portion of the Annual Plan, exceeds (i) One Hundred Thousand Dollars ($100,000) in any fiscal year for any Qualified Property or (ii) an average (taking into account all Qualified Properties then owned by the Company) of Fifty Thousand Dollars ($50,000) per Qualified Property; provided that, notwithstanding the foregoing, repairs of emergency nature may be undertaken without prior approval of the Fund provided the Manager notifies the Advisor in writing thereof within two
       (2) Business Days following the commencement thereof;

                      (xi) the incurring of any expense other than a Permitted Expense; provided that, notwithstanding the foregoing, repairs of an emergency nature may be undertaken without prior approval of the Fund provided the Manager notifies the Advisor in writing thereof within two
       (2) Business Days following the commencement thereof;

                      (xii) the reinvestment for restoration purposes of (i) insurance proceeds in excess of $500,000 received by the Company in connection with the damage or destruction of any Qualified Property or
       (ii) condemnation proceeds in excess of $500,000 received by the Company in connection with the taking or settlement in lieu of a threatened taking of all or any portion of any Qualified Property; provided that (x) if the determination is made not to reinvest any such insurance or condemnation proceeds, then so much thereof as may be necessary shall be applied to the razing or other disposition of the remaining improvements as may be required by law or by a reasonably prudent property manager and the balance of such insurance or condemnation proceeds shall be distributed in accordance with this Agreement and (y) any reinvestment of insurance or condemnation proceeds that is contractually required under any lease or the terms of any financing or refinancing of a Qualified Property approved in each case by the Members shall not be a Major Decision subject to this Section 3.4;

                      (xiii) the approval of the Annual Plan;

                      (xiv) the initiation of legal proceedings or arbitration with respect to any lease of any Qualified Property or part thereof or interest therein; provided that the initiation of such legal proceedings or arbitration (x) in connection with any matter of an emergency nature, or (y) for the collection of rent, shall not be a Major Decision subject to this Section 3.4;

                      (xv) the commencement of any litigation by the Company or the settlement of any litigation against the Company involving an uninsured claim of $100,000 or more;

                      (xvi) the commencement of any case, proceeding or other action seeking protection for the Company as debtor under any existing or future law of any jurisdiction relating to Bankruptcy, insolvency, reorganization or relief of debtors; any consent to the entry of an order for relief in or institution of any case, proceeding or other action brought by any third party against the Company as a debtor under any existing or future law of any jurisdiction relating to Bankruptcy, insolvency, reorganization or relief of debtors; the filing of an answer in any involuntary case or proceeding described in the previous clause admitting the material allegations of the petition therefor or otherwise failing to contest any such involuntary case or proceeding; the seeking of or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Company or for a substantial portion of its Qualified Properties; any assignment for the benefit of the creditors of the Company; or the admission in writing that the Company is unable to pay its debts as they mature or that the Company is not paying its debts as they become due;

                      (xvii)  with  respect  to  any  lease  of  any   Qualified
       Property, or part thereof or interest therein, the entering into, amending, extending or renewing thereof, in each case not already approved by the Members as part of the Annual Plan;

                      (xviii) the execution of any agreement, contract, understanding or other arrangement to effectuate a Major Decision; provided that the execution of a non-binding letter of intent in accordance with Section 3.6(a) hereof shall not be a Major Decision subject to this Section 3.4;

                      (xix) the extension of the statute of limitations for assessing or computing any tax liability against the Company or the amount of any Company tax item or to settle any dispute with respect to any income, or any other material, tax;

                      (xx) the admission of a new Member to the Company;

                      (xxi) any material deviation from the insurance standards set forth on Schedule 4.8 hereto;

                      (xxii) the taking of any of the foregoing actions through a SP Subsidiary or any other subsidiary of the Company; and

                      (xxiii) any other action which requires the consent or approval of the Fund under this Agreement.

               Section 3.5 Preliminary and Annual Plans.

               (a) Preparation and Approval of Plans. The Manager shall prepare and deliver to the Fund and the Advisor for the Members' approval or disapproval a proposed annual plan for the next fiscal year of the Company (as further described below, a "Proposed Plan"). The Proposed Plan shall cover the Company, each Qualified Property and shall include: a proposed Annual Budget covering the Company, each Qualified Property and a brief narrative description of the material portions thereof; a plan of operations for each Qualified Property, including anticipated repairs and improvements; estimated financing needs and estimated financing costs; estimated cash flow projections; a description of tenants then in occupancy in each Qualified Property; a schedule of Qualified Properties, any leases which are expiring during such fiscal year and the plans for the re-leasing of such Qualified Properties and any lease restructures (such as subleasing or expansion by a tenant) of which the Manager is aware; projected capital improvements and capital repairs; a description of any Proposed Qualified Properties to the extent identified, including the terms of acquisition, provided that nothing in the Proposed Plan shall affect or limit the provisions of Section 3.6 hereof; a hold/sell analysis of each Qualified Property; and any other information relative to the management of the Qualified Properties or the Company reasonably requested by the Fund. The Manager shall prepare and submit a Proposed Plan to the Fund and the Advisor on or before November 15th of the year prior to such fiscal year. The Fund shall provide the Manager with any comments or requested changes the Fund may have to such Proposed Plan within fifteen (15) days after its receipt thereof. The Manager shall submit a revised Proposed Plan to the Fund and the Advisor incorporating or otherwise addressing the Fund's requested changes no later than December 15th of the year prior to the fiscal year covered by such revised Proposed Plan; provided that if the Fund provides comments on a Proposed Plan to the Manager on any date after December 1st, then the Manager's deadline for submitting a revised Proposed Plan as described in this sentence shall be extended one day for each day after December 1st that the Fund shall have delayed providing comments to the Manager. The Fund shall approve or disapprove such revised Proposed Plan within the period ending on the later of (x) fifteen (15) days after its receipt thereof or (y) December 31st of the year prior to the fiscal year covered by such revised Proposed Plan. Any Proposed Plan approved by the Members in accordance with this Section 3.5(a) shall become the annual plan for the next fiscal year of the Company (any Proposed Plan approved by the Members for any fiscal year of the Company, and as may be amended from time to time by a Plan Amendment in accordance with Section 3.5(c) hereof, an "Annual Plan"). A model of an Annual Plan is attached as
       Schedule 3.5 and made a part hereof. The initial Annual Plan shall be agreed upon by the Members within sixty (60) days of the date hereof.

               (b) Dispute Concerning an Annual Budget. If, prior to the commencement of any fiscal year, the Members have not reached an agreement as to the amount to be allocated to any budget line item set forth in the Annual Budget portion of the Proposed Plan for such fiscal year, then (i) as to any such disputed budget line item, the Annual Budget portion of the Annual Plan for the immediately preceding fiscal year (exclusive of any non-recurring capital expenditures) shall be controlling but only with respect to such disputed budget line item (in each case adjusted to reflect the increases in the CPI for November of such fiscal year over the CPI for November of such immediately preceding fiscal year) and only until such time as the Members reach an agreement on the amount to be allocated to such budget line item, and (ii) as to any budget line item or items that are not in dispute, the Annual Budget portion of the Proposed Plan shall control.

               (c) Amendments to Annual Plans. If in either Members' judgment an Annual Plan requires amendment, such Member (the "Amending Member") shall deliver to the other Member (the "Non-Amending Member") (and, if the Amending Member is LXP, to the Advisor) a written notice setting forth the proposed amendment to the Annual Plan and the basis therefor. The Non-Amending Member shall approve or disapprove such proposed amendment within fifteen (15) Business Days after receipt thereof, and, upon approval by the Non-Amending Member (any such amendment, a "Plan Amendment"), the Annual Plan (including, without limitation any amendments to the Annual Budget portion thereof) shall be amended by the Plan Amendment as set forth in the written notice described in the preceding sentence.

               Section 3.6 Qualified Property Acquisitions.

               (a) Generally; Approval by the Fund. The Manager shall originate net-leased properties as candidates for acquisition, directly or indirectly, by the Company (any such property, a "Proposed Qualified Property") and shall consult regularly with the Advisor regarding each Proposed Qualified Property. The Manager or Asset Manager may, with the consent of the Advisor, enter into a good faith non-binding letter of intent concerning the acquisition of a Proposed Qualified Property. After entering into a good faith non-binding letter of intent with respect to a Proposed Qualified Property and performing such underwriting and other property analysis as the Manager deems appropriate with respect thereto, the Manager or Asset Manager shall submit the Acquisition Memorandum described in Section 3.6(b) hereof to the Advisor and the Fund; provided however that the Manager shall not recommend to the Fund the acquisition of any Proposed Qualified Property that does not satisfy or comply with the Acquisition Parameters (although the Manager, at its election, may submit such property to the Company for its consideration pursuant to
       Section 3.6(c)). The Fund shall have fifteen (15) Business Days after its receipt of the documents described in the preceding sentence to approve or disapprove, in its sole and absolute discretion, a Proposed Qualified Property. If the Fund fails to respond to the Manager's recommendation within such fifteen (15) Business Days, the Manager may send to the Fund and the Advisor a second notice requesting a response within ten (10) Business Days after actual receipt by the Fund and the Advisor. Any failure by the Fund to approve a Proposed Qualified Property within such ten (10) Business Day period shall be deemed to be a disapproval of such Proposed Qualified Property.

               (b) Acquisition Memorandum. For each Proposed Qualified Property, the Manager or Asset Manager shall deliver to the Fund and the Advisor an Acquisition Memorandum stating that such Proposed Qualified Property is a net-leased facility and describing such Proposed Qualified Property in reasonable detail, including without limitation: the size and location thereof, the improvements thereon, the operating history and financial status thereof and the material findings of all due diligence undertaken to date with respect thereto, including the material findings to date of any Appraisal, Environmental Assessment and/or Physical Inspection Report; the structure of the contemplated transaction, including whether an SP Subsidiary will take title to the Proposed Qualified Property, the cost to the Company, including the purchase price, the amount and material terms of any mortgage indebtedness to be assumed, incurred or taken subject to; the anticipated hold time of the Proposed Qualified Property; and the material provisions of the net lease or leases thereon and copies of such leases (or in the case of proposed leases, drafts or reasonably detailed abstracts of proposed leases), the identification of each tenant thereon and financial information relating to each such tenant and setting forth such other information as the Advisor may reasonably request. The Acquisition Memorandum shall include a credit analysis of any tenant net-leasing such property, including the credit rating of any such tenant by Standard & Poor's, Moody's Investors Services, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, or, if a credit rating of any such tenant is not available from the foregoing credit-rating companies, a credit analysis thereof by or any other credit rating entity agreed to by the Members.

               (c) Proposed Qualified Properties Which Do Not Comply With Acquisition Parameters. With respect to any Proposed Qualified Property that does not comply in all respects with the Acquisition Parameters and that the Manager elects to submit to the Fund for approval pursuant to
       Section 3.6(a) hereof, the Manager or Asset Manager shall deliver to the Fund and the Advisor a reasonably detailed description of the ways in which such Proposed Qualified Property does not comply with the Acquisition Parameters.

               (d) Acquisition of Approved Qualified Properties. Upon receipt of the written approval of the Fund as provided in Section 3.6(a) above of the acquisition by the Company of a Proposed Qualified Property (any Proposed Qualified Property so approved, an "Approved Qualified Property"), the Manager or Asset Manager shall take all commercially reasonable efforts on behalf of the Company to negotiate and execute all documents necessary to acquire the Approved Qualified Property pursuant to and in accordance with the terms approved by the Members (including formation of an SP Subsidiary, if applicable) and to complete due diligence that the Manager deems reasonably necessary, including (to the extent not already completed) obtaining an Appraisal, an Environmental Assessment and a Physical Inspection Report. The Manager or Asset Manager shall keep the Advisor reasonably informed of the progress of the Company's acquisition of any Approved Qualified Property, including the material findings of all due diligence and of any material matters that arise during the course thereof. Upon completion of all due diligence undertaken as specified above with respect to an Approved Qualified Property and as a condition to completing the acquisition of the Approved Qualified
       Property, the Manager or Asset Manager shall deliver the Advisor a memorandum summarizing the estimated closing costs, the material findings of the completed due diligence and any changes in the status of such Approved Qualified Property since the date of the Acquisition Memorandum described in Section 3.6(b) above and the Fund shall confirm its continuing approval of the acquisition before the Manager commits (on a nonrefundable basis) the Company's funds as provided below. The Manager or Asset Manager will provide to the Fund or the Advisor copies of the Appraisal, the Environmental Assessment, the Physical Inspection Report and the survey after completion thereof. Notwithstanding such deliveries, the Manager and Asset Manager shall remain solely responsible for such due diligence and any liability arising in connection therewith, and neither the Fund nor the Advisor shall be obligated to read or review such memorandum, Environmental Assessment, Physical Inspection Report or survey.

               It is understood and agreed that (x) the Manager may deposit its own funds, or cause the Company to deposit Company funds, as refundable earnest money, and (y) the Company's funds shall be substituted (and such funds reimbursed to the Manager) or committed, as the case may be, on a nonrefundable basis only after due diligence is completed and the Fund has confirmed its continuing approval of the acquisition. After the Company has committed its funds on a nonrefundable basis in accordance with the prior sentence, if the terms of the acquisition change in any material respect from the terms described in the Acquisition Memorandum, such change shall require the consent of the Fund.

               Within five (5) Business Days after the closing of an Approved Qualified Property, the Manager shall deliver to the Advisor (x) a closing statement acknowledging the receipt of and setting forth the application of the Members' Capital Contributions and any other funds of the Company used to acquire such Approved Qualified Property or to pay closing costs (including an estimate of
       costs  not  finalized  at  closing,   including  legal  fees  and  costs)
       associated therewith and (y) copies of all certificates of insurance delivered in connection with such closing as requested by the Fund or the Advisor.

               (e) Disapproved Qualified Properties. If the Fund (x) disapproves (or is deemed to have disapproved as provided in Section 3.6(a) hereof) any Proposed Qualified Property, (y) fails after the completion of due diligence to confirm its continuing approval of the acquisition as provided in Section 3.6(d) above, or (z) otherwise withdraws its approval of an Approved Qualified Property as provided in Section 3.6(d) above, the Manager shall not cause or permit the Company to acquire such Proposed Qualified Property or Approved Qualified Property and LXP or its designee shall have the right to acquire such Proposed Qualified Property or Approved Qualified Property for its own account or with or in connection with any other Person.

               (f) Acquisition Costs. Except as provided in the following sentence and in Section 3.6(g) hereof, LXP or the Asset Manager (as the case may be) shall be liable for all costs and expenses arising in connection with the identification or evaluation of, the bidding on and the structuring and negotiation of and contracting for the acquisition or attempted acquisition of, and the due diligence undertaken in connection with, any Proposed Qualified Property or Approved Qualified Property (such activities, the "Acquisition Activities"). The Company shall be liable for all reasonable and customary costs and expenses of Third Parties retained in connection with the Acquisition Activities; provided that if for any reason other than pursuant to Section 3.7(b) or Section
       11.1 hereof any LXP Affiliated Party (instead of the Company or an SP Subsidiary) acquires title to any Proposed Qualified Property or Approved Qualified Property, LXP shall pay all of the costs and expenses (and reimburse the Company for any refundable or nonrefundable deposits funded by the Company in connection with the acquisition of such property) incurred or to be incurred in connection with the Acquisition Activities relating to such Proposed Qualified Property or Approved Qualified Property (it being understood that the proviso in this sentence applies only in those circumstances in which any LXP Affiliated Party (rather than the Company or an SP Subsidiary) acquires a Proposed Qualified Property or an Approved Qualified Property and therefore LXP would not pay such costs and expenses in the case of LXP's exercise of the Right of First Refusal or a buy/sell under this Agreement).

               (g) Acquisition Fee; Financing Fee. Upon the acquisition of any Approved Qualified Property by the Company or by an SP Subsidiary (including any Approved Qualified Property contributed or transferred in whole or in part by LXP or any LXP Affiliated Party to the Company), pursuant to this Section 3.6, the Fund shall pay the Manager or the Asset Manager an acquisition fee

       (the "Acquisition Fee") equal to the amount of the Fund's Percentage Interest multiplied by the following sum:

                      (m) (1) the amount up to $10 million of the purchase price of such acquired Approved Qualified Property multiplied by
                      (2) 0.90% plus

                      (n) (1) the amount  from $10 million to $20 million of the
                      purchase  price  of  such  acquired   Approved   Qualified
                      Property multiplied by (2) 0.75% plus

                      (o) the amount over $20 million of the purchase price of such acquired Approved Qualified Property multiplied by
                      (2) 0.65%.

                      For  example,  if the  purchase  price  of  such  acquired
                      Approved Qualified Property were $25 million, the Acquisition Fee payable by the Fund would equal 70% of $197,500 (or $138,250).

        In addition, if the Manager or the Asset Manager arranges financing for the purchase of an Approved Qualified Property without the use of a third-party broker then the Fund shall pay the Manager or the Asset Manager a fee (the "Financing Fee") equal to the amount of the Fund's Percentage Interest multiplied by the following sum:

                      (x) (1) the amount up to $10 million of the financing arranged for such acquired Approved Qualified Property multiplied by (2) 0.75% plus

                      (y) (1) the amount from $10 million to $20 million of the financing arranged of such acquired Approved Qualified Property multiplied by (2) 0.50% plus

                      (z) the amount over $20 million of the financing arranged of such acquired Approved Qualified Property multiplied by
                      (2) 0.25%.

                      For example, if the amount financed for such Approved Qualified Property were $25 million, the Financing Fee payable by the Fund would equal 70% of $137,500 ($96,250);

        provided that, notwithstanding the foregoing, in no event shall that Financing Fee exceed the then current market rate that would be payable to an independent mortgage banker or broker.

               (h) Further Restrictions on Acquisitions. Under no circumstances whatsoever shall the Company acquire any property (i) that the Fund would be prohibited by applicable law or public policy from acquiring if the Fund were to make such acquisition directly in its own name or (ii) that would give rise to nonqualifying income for purposes of the real estate investment trust tests set forth in Section 856 of the Code or (iv) that is or will be subject to any leases that would not be treated at "true leases" for federal income tax purposes.

               (i) Approved Qualified Properties. Notwithstanding anything to the contrary, the Members hereby acknowledge and agree that each property listed on Schedule 3.6(i) hereto shall be (i) deemed an Approved Qualified Property hereunder, with respect to which (x) the Manager or the Asset Manager has delivered the required information pursuant to
       Section 3.6(d) hereof and (y) the Fund has confirmed its continuing approval of the acquisition of such Approved Qualified Property pursuant to Section 3.6(d) hereof, and (ii) transferred to the Company pursuant to the Purchase and Sale Agreement.

               Section 3.7 Sale of Qualified Properties; Right of First Refusal.

               (a) Authority to Sell. The Manager shall have no authority to and shall not initiate the sale of any Qualified Property without approval by the Fund (except as provided in Section 3.7(b) and Section 11.1 hereof). From and after the earlier of (i) the Rights Trigger Date and (ii) the date on which the Company shall have invested all of the Members' Capital Commitment, the Fund or LXP may each require the sale of any or all of the Qualified Properties as provided in Section 3.7(b) below.

               (b) Required Sales; the Right of First Refusal. The Fund or LXP shall each have the right, at any time after the earlier of (i) the Rights Trigger Date and (ii) the date on which the Company shall have invested all of the Members' Capital Commitment, and from time to time thereafter, to require the Company to sell any or all of the Qualified Properties to a third party or parties, in each instance by written notice (a "Sale Notice") to the other Member; provided, however, that a Member's right to require a sale under this Section 3.7(b) is subject to and limited by a Member's ability to exercise its Right of First Refusal set forth below or its rights under Section 11.1. Upon receipt of any Sale Notice, the Manager shall commence promptly to market and sell to third parties on behalf of the Company such Qualified Property or Qualified Properties specified in the Sale Notice. If the Company receives a Bona Fide Offer, as defined below, the Manager shall inform the Fund in writing of the terms and conditions thereof and the Member that delivered the Sale Notice (the "Sale Member") shall respond in writing as to whether it will accept or reject such Bona Fide Offer within fifteen (15) days of receipt of such notification from the Manager. If the Sale Member fails to respond in writing within the above-referenced fifteen day period, the Sale Member shall be deemed to have accepted such Bona Fide Offer. If the Sale Member has accepted or has been deemed to have accepted such Bona

       Fide Offer, the other Member (the "Non-Sale Member") or an Affiliate of the Non-Sale Member shall have the absolute right to purchase such Qualified Property or Qualified Properties upon the same terms and conditions as set forth in such Bona Fide Offer for cash or its equivalent (such right, the "Right of First Refusal"). The Non-Sale Member shall, within fifteen (15) days after the Sale Member's decision to accept such Bona Fide Offer, indicate in writing to the Sale Member whether or not the Non-Sale Member has elected to exercise its Right of First Refusal. Failure to send such notification within fifteen (15) days shall constitute an election by the Non-Sale Member to waive its Right of First Refusal with respect to such Qualified Property and the Company may sell the Qualified Property to the third party making the Bona Fide Offer, but only (x) upon substantially the same terms and conditions contained in such Bona Fide Offer and (y) within one hundred fifty (150) days after the Non-Sale Member waived its Right of First Refusal. If the Non-Sale Member exercises its Right of First Refusal, the Sale Member shall consent to the sale of the Qualified Property or Qualified Properties to the Non-Sale Member, or its Affiliate, on substantially the same terms and conditions contained in the Bona Fide Offer. A "Bona Fide Offer" shall mean, with respect to the Qualified Property or Qualified Properties described in the Sale Notice, an offer (in the form of a non-binding letter of intent or other written offer) made in good faith by a financially responsible, stable party that is not Affiliated with either Member having adequate financial worth, not having a reputation in the community for criminal, immoral or unconscionable behavior, and having substantial experience in the ownership or operation of real property. Each Member hereby (i) acknowledges that the Right of First Refusal in this Section 3.7 (b) may inhibit the Sale Member's ability to obtain market rate Bona Fide Offers, and (ii) agrees that, if an independent real estate broker informs the Members that the Right of First Refusal is inhibiting the Sale Member's ability to obtain market rate Bona Fide Offers with respect to a property, the Members will initially decide whether the Company shall offer to reimburse third parties for all reasonable and documented out-of-pocket costs incurred in making a Bona Fide Offer that is not accepted because the Non-Sale Member acquired such property pursuant to the Right of First Refusal.

               (c) Properties in Foreclosure. In the event a lender to the Company or a SP Subsidiary has initiated or threatens to initiate a foreclosure proceeding with respect to any Qualified Property securing such lender's loan to the Company or such SP Subsidiary (it being understood that any such loan shall be non-recourse to the Company, such SP Subsidiary and the Members), and the Members disagree as to whether such Qualified Property shall be transferred to the lender in satisfaction of such loan, the Member not in favor of such transfer shall have the right to purchase such Qualified Property from the Company for One Dollar ($1.00) provided such Member assumes such loan in full and such lender releases the Company therefrom. No adjustments to the Capital Contributions, Capital

       Commitments, or Capital Account shall be made on account of a transfer made in accordance with this Section 3.7(c).

               (d) Time of the Essence. The Members agree that time is of the essence with respect to the rights and obligations described in this
       Section 3.7.

               Section 3.8 Limitation On Company Indebtedness.

               (a) Maximum Debt. The total debt of the Company at any time shall not exceed sixty percent (65%) of the Company's capitalization which, when all Capital Commitments have been fully contributed, shall be $92,857,143 of maximum debt. The total debt of any Qualified Property at any one time shall not exceed seventy percent (70%) of the value of such Qualified Property.

               (b) Non-Recourse to the Members. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not incur debt that is recourse to the Members, and the Members shall not be liable for any debts or other obligations or liabilities incurred by the Company.

               Section 3.9 Business Opportunity.

               (a) LXP.

                      (i) General. Each LXP Affiliated Party may each engage in or possess any interest in other business ventures of any kind, independently or with others, including but not limited to the ownership, operation and management of net-leased real property, except as provided in this Section 3.9(a).

                      (ii) Exclusivity. Subject to Section 3.9(a)(iv) hereof, LXP shall make available for purchase by the Company, and the Company shall have the right to purchase pursuant to Section 3.6 hereof, all properties which satisfy or comply with all of the "Required Parameters" comprising the Acquisition Parameters (the "Exclusivity Right"); provided that if (i) 75% of the Member's Capital Commitments have been drawn (i.e., $11,250,000 for LXP and $26,250,000 for the Fund or (ii) the Fund disapproves of three Proposed Qualified Properties within in any 12-month period, in either case, LXP may enter into other joint ventures with the goal of acquiring properties that meet the Acquisition Parameters.

                      (iii) Acquisition by LXP. Any LXP Affiliated Party may acquire (x) the properties it is required to offer to the Company in accordance with Section 3.9(a)(ii) hereof only (1) if the seller will accept only O.P. Units in exchange therefor or (2) after the Fund or the Advisor has disapproved such acquisitions as provided in Section 3.6 hereof and (y) properties that it is not required to offer to the Company under Section 3.9(a)(ii) hereof.

                      (iv) Exceptions to Exclusivity Right. Notwithstanding anything to the contrary contained in this Section 3.9(a): (x) the Company shall have no right to purchase pursuant to Section 3.6 hereof or this Section 3.9(a), any Acquiport Property or Lion Property (even if it otherwise meets the Acquisition Parameters) unless the Acquiport Entities or the Lion Venture, as the case may be, determine not to acquire such property in accordance with the Acquiport Operating Agreements or the Lion Partnership Agreement, as the case may be; (y) the Company's Exclusivity Right shall terminate at such time as 75% of the Member's Capital Contributions have been invested; and (z) LXP, at its option, shall have the right, upon notice to the Fund, to terminate the Exclusivity Right if, within any twelve (12) month period, the Fund does not approve the Company's acquisition of any combination of three (3) Proposed Qualified Properties within the Acquisition Parameters and/or
       Approved Qualified Properties (except that for purposes of this Section 3.9(a)(iv)(z), "Proposed Qualified Property" and "Approved Qualified Property" shall not include any such Proposed Qualified Property or Approved Qualified Property, the purchase price of which, exclusive of the cost of Acquisition Activities with respect thereto, is greater than 105% of the Appraisal delivered to the Fund pursuant to Sections 3.6(b) and (d) hereof); provided that if LXP exercises such option, then the Fund, at its option, shall have the right to terminate its obligation to make Additional Capital Contributions upon notice to LXP, in which event each Member shall be deemed to have satisfied its entire Capital Commitment.

               (b) The Fund. The Fund and any of its Affiliates may engage in or possess any interest in other business ventures of any kind, independently or with others, including but not limited to the ownership, operation and management of net-leased real property.

               (c) Duties and Conflicts. Subject to the Manager's obligation to present net-leased properties to the Company pursuant to Section 3.6 and
       Section 3.9(a) hereof, each Member recognizes that the other Member and its Affiliates have or may have other business interests, activities and investments, some of which may be in conflict or competition with the business of the Company, and that such Persons are entitled to carry on such other business interests, activities and investments. The Members and their respective Affiliates may engage in or possess an interest in any other business or venture of any kind, independently or with others, on their own behalf or on behalf of other entities with which they are affiliated or associated, and such Persons may engage in any activities, whether or not competitive with the Company, without any obligation (except as expressed in Sections 3.6 and 3.9(a)) to offer any interest in such activities to the Company or to either Member. Neither the Company nor either Member shall have any right, by virtue of this Agreement, in such activities, or the income or profits derived therefrom, and the pursuit of such activities, even if competitive with the business of the Company, shall not be deemed wrongful or improper.

               Section 3.10 Payments to LXP or the Asset Manager.

               (a) Manager Expenses. The Manager shall pay (i) the salaries of all of its officers and regular employees and all employment expenses related thereto, (ii) general overhead expenses, (iii) record-keeping expenses, (iv) the costs of the office space and facilities which it requires, (v) the costs of such office space and facilities as the Company reasonably requires, (vi) all out of pocket costs and expenses incurred in connection with the management of the Qualified Properties and the Company (other than Operating Expenses) and (vii) costs and expenses relating to Acquisition Activities as set forth in and limited by Section 3.6(f).

               (b) Company Expenses. The Company shall pay all Permitted Expenses. The Manager is authorized, in the name and on behalf of the Company, to reimburse itself for Permitted Expenses paid by the Manager or to reimburse the Asset Manager for Permitted Expenses paid by the Asset Manager; provided, that if for any reason any LXP Affiliated Party (instead of the Company or an SP Subsidiary, which (for the purpose of this sentence) shall not be deemed to be an LXP Affiliated Party) acquires title to any Proposed Qualified Property or Approved Qualified Property, LXP shall pay all of the costs and expenses incurred or to be incurred in connection with the Acquisition Activities relating to such Proposed Qualified Property or Approved Qualified Property (it being understood that the proviso in this sentence applies only in those circumstances in which an LXP Affiliated Party (rather than the Company or an SP Subsidiary) acquires a Proposed Qualified Property or an Approved Qualified Property and therefore LXP would not pay such costs and expenses in the case of LXP's exercise of the Right of First Refusal or a buy/sell under this Agreement).

               (c) Management Fee; Oversight Fee. The Manager shall cause the Company to pay to the Asset Manager pursuant to the Management Agreement (or to the Manager in the event the Management Agreement is terminated) an annual Management Fee ("Management Fee") equal to the Fund's aggregate Percentage Interest multiplied by two and one-half percent (2.5%) of Net Rents, payable monthly. Such fee shall be calculated monthly, based on Net Rents received by the Company for such month, and adjusted as provided herein. Within thirty (30) days of the Company's receipt of the annual reports described in Section 4.3 hereof for a fiscal year, the Asset Manager shall provide to the Advisor and the Fund a written statement of reconciliation setting forth (a) the Net Rents for such fiscal year and the Management Fee payable to the Asset Manager in connection therewith, pursuant to this Agreement, (b) the Management Fee already paid by the Company to the Asset Manager during such fiscal year, and (c) either the amount owed to the Asset Manager by the Company

       (which shall be the excess, if any, of the Management Fee payable to the Asset Manager for such fiscal year pursuant to this Agreement over the Management Fee actually paid by the Company to the Asset Manager for such fiscal year) or the amount owed to the Company by the Asset Manager (which shall be the excess, if any, of the Management Fee actually paid by the Company to the Asset Manager for such fiscal year over the Management Fee payable to the Asset Manager for such fiscal year pursuant to this Agreement). The Asset Manager or the Company, as the case may be, shall pay to the other the amount owed pursuant to clause (c) above within five (5) Business Days of the receipt by the Advisor and the Fund of the written statement of reconciliation described in this Section 3.10(c).

                      In addition, a credit in an amount equal to two and one-half percent (2.5%) of Net Rents for the fiscal year (or applicable portion thereof), less the Management Fee, as adjusted above (or the applicable portion thereof), shall be reserved on the Company books until a Capital Call is made by the Manager in accordance with Section 5.1(b) hereof, whereupon the amount of the credit shall be applied, in whole or in part, to the extent necessary to fund LXP's pro rata share of such Capital Call and will be treated for purposes of this Agreement as if such amount were an actual Capital Contribution made by LXP which
        (1) reduces the respective aggregate Capital Commitment of LXP and (2) gives rise to an entitlement to allocations (but only out of subsequent Profits), and related distributions, in amounts that reflect the amounts that would have been allocated and distributed if such notional capital contributions had constituted actual Capital Contributions, including a return of such notional capital contributions to LXP pursuant to Section
        7.1 hereof. For the avoidance of doubt, the amounts reserved pursuant to this paragraph shall be set aside in a reserve account for the benefit of LXP and shall be distributed to LXP to the extent of any amount remaining in such reserve upon termination of the Company.

                      In those cases in which a tenant of any Qualified Property requests that the Company provide property management services at such tenant's expense, the Asset Manager shall be entitled to an oversight fee for such property management services for the tenant of such Qualified Property equal to one half of one percent (0.50%) of the Net Rent from such Qualified Property ("Oversight Fee"), which Oversight Fee shall be payable by the tenant of such Qualified Property, in accordance with the terms as such tenant and the Asset Manager may agree. Concurrently with the reconciliation statement required above, the Asset Manager shall provide to the Advisor and the Fund a written statement setting forth all Oversight Fees paid to the Asset Manager during such fiscal year and the Net Rents relating to such Qualified Properties for such fiscal year.

               (d) Acquisition Fees; Financing Fees. The Fund shall pay the Acquisition Fees and Financing Fees in accordance with the provisions of
       Section 3.6(g).

               Section 3.11 Other Duties and Obligations of the Manager.

               (a) Company's Continued Existence. The Manager shall take all reasonable actions which may be necessary or appropriate for the continuation of the Company's valid existence as a limited liability company under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Members or to enable the Company to conduct the business in which it is engaged.

               (b) Personal Liability. The Manager shall at all times use its best efforts to Members shall not have any personal liability with respect to any Company liability or obligation in excess of that portion of their respective Capital Commitments actually called by the Manager pursuant to Section 5.1(a) and Section 5.1(b) hereof.

               (c) Company for Tax Purposes. The Manager shall take all actions necessary to assure that the Company will be treated as a partnership for federal and state income tax purposes and be governed by the applicable provisions of Subchapter K of Chapter 1 of the Code.

               (d) Reasonable Reserves. The Manager shall establish and maintain out of Company funds reasonable reserves for working capital, capital expenditures and to pay other costs and expenses incident to ownership of the Qualified Properties and for such other Company purposes as the Manager deems appropriate, all as provided for and in accordance with the Annual Plan.

               (e) Deviations from the Annual Budget. The Manager shall verbally inform the Advisor as soon as practicable of any actual or potential variance from any budget line item of the Annual Budget portion of the Annual Plan for any fiscal year of the Company which (x) exceeds the greater of Twenty Thousand Dollars ($20,000) or five percent (5%) of the amount allocated to such budget line item or, (y) when added to all other costs and expenses already exceeding their applicable budget line items for such fiscal year, exceeds One Hundred Thousand Dollars ($100,000) for a particular Qualified Property or an average (taking into account all Qualified Properties then owned by the Company) of Fifty Thousand Dollars ($50,000) per Qualified Property.

               (f) Time Devoted to the Company. The Manager and its officers and key employees shall devote such time and attention to the Company business as shall be necessary to supervise the Company's business and affairs in accordance with the provisions of this Agreement.

               (g) Fee Disclosure. Within 10 days after the date of this Agreement, the Manager shall disclose in writing to the Fund (the "Fee Disclosure") all fees, bonuses and other compensation paid by or on behalf of the Manager to any placement agent, finder or other individual or entity (other than the officers and employees of the Manager) in connection with the purchase by the Fund of its interest in the Company. The Manager may omit from the Fee Disclosure fees and expenses paid to its counsel (Paul, Hastings, Janofsky & Walker LLP) in connection with the organization of the Company, provided that such counsel has not also represented the Fund in connection with the formation of the Company and has not been involved in any form of solicitation relating to the Company.

               Notwithstanding anything to the contrary contained in this Agreement or any subscription or other agreement relating hereto, the Manager hereby agrees that the Fund or its Affiliates may disclose the information contained in the Fee Disclosure to the public.

               The Manager represents and warrants that all information contained in the Fee Disclosure will be true, correct and complete. In the event that the Fund does not receive the Fee Disclosure within the time period provided above, or the Fund determines that the Fee Disclosure contains a material inaccuracy or omission, the Fund shall have the option, in its sole discretion and without liability to the Manager or any third party, to cease making their respective Capital Contributions to the Company (without being deemed to be Defaulting Members under this Agreement) and to pursue all remedies that may be available to them.

               Section 3.12 Exculpation.

               (a) LXP. No LXP Affiliated Party nor any officer, director, trustee or employee of any LXP Affiliated Party shall be liable, responsible or accountable in damages or otherwise to the Company or any other Member for any act or omission on behalf of the Company, in good faith and within the scope of the authority conferred on LXP as Manager under this Agreement or otherwise under this Agreement or the Asset Manager, as the case may be, or by law unless such act or failure to act
       (i) is or results in a breach of any representation, warranty or covenant of LXP contained in this Agreement, which breach had or has a material adverse effect on the Company or the Fund and, if capable of cure, is not cured within fifteen (15) days after notice thereof is delivered to LXP by the Fund, (ii) was fraudulent or committed in bad faith or (iii) constituted gross negligence or willful misconduct.

               (b) Securities Exception. Notwithstanding the exculpation contained in Section 3.12(a) above, each LXP Affiliated Party shall be liable, responsible and accountable in damages or otherwise to the Company and the Fund for any act or omission on behalf of the Company and within the scope of authority conferred on LXP as Manager or the Asset Manager (i) which act or omission was negligent (including any negligent misrepresentation) and violated any law, statute, regulation or rule relating to Shares or any other security of LXP or (ii) to the extent the Company or the Fund is charged with liability for, or suffers or incurs loss, liability, cost or expense (including reasonable attorneys' fees) as a result of, such act or omission and such act or omission was negligent and related to Shares or such other security of LXP.

               (c) The Fund. None of the Fund, the Advisor, any officer, director or employee of the Fund or the Advisor, or any Affiliate of the Fund or the Advisor shall be liable, responsible or accountable in damages or otherwise to the Company or to any other Member for any act or omission on behalf of the Company, in good faith and within the scope of authority conferred on the Fund under this Agreement or by law unless such act or failure to act (i) is or results in a breach of any representation, warranty or covenant of the Fund contained in this
       Agreement, which breach had or has a material adverse effect on the Company or LXP and, if capable of cure, is not cured within fifteen (15) days after notice thereof is delivered to the Fund by LXP, (ii) was fraudulent or committed in bad faith or (iii) constituted gross negligence or willful misconduct.

               (d) Survival.  The  provisions of this Section 3.12 shall survive
       any  termination  of  the  Company  or  this   Agreement.

               Section 3.13 Indemnification.

               (a) By the Company. The Company shall indemnify, defend and hold harmless any Person (an "Indemnified Party") who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of any act or omission or alleged act or omission arising out of such Indemnified Party's activities as (i) a Member or an officer, director, employee, Affiliate or agent of the Member, (ii) the Manager, the Fund, the Advisor or the Asset Manager or an officer, director, employee, Affiliate or agent of any of them on behalf of the Company or in furtherance of the interest of the Company or
       (iii) LXP or an LXP Affiliated Party that is obligated to enter into a direct financial obligation (including, without limitation, a guarantee or non-recourse carve out of liability) in connection with the financing of any Qualified Property, against personal liability, claims, losses, damages and expenses for which such Indemnified Party has not been reimbursed by insurance proceeds or otherwise (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by such Indemnified Party in connection with such action, suit or proceeding and any appeal therefrom, unless such Indemnified Party (A) acted fraudulently, in bad faith or with gross negligence or willful misconduct or (B) by such act or failure to act breached any representation, warranty or covenant contained in this Agreement, which breach had or has a material adverse effect on the Company or either Member and, if capable of cure, is not cured within fifteen (15) days after notice thereof by the aggrieved Member(s). Any indemnity by the Company under this Agreement shall be provided out of, and to the extent of, Company revenues and assets only, and no Member shall have any personal liability on account thereof. The indemnification provided under this Section 3.13 shall (x) be in addition to, and shall not limit or diminish, the coverage of the Members or any Affiliates under any insurance maintained by the Company and (y) apply to any legal action, suit or proceeding commenced by a Member or in the right of a Member or the Company. The indemnification provided under this Section 3.13 shall be a contract right and shall include the right to be reimbursed for reasonable expenses incurred by any such Indemnified Party within thirty (30) days after such expenses are incurred.

               (b) By LXP. LXP shall indemnify and hold harmless the Fund and the Advisor from and against any liabilities, claims, losses, damages and expenses incurred by the Fund (including attorneys' fees, judgments, fines and amounts paid in settlement) as a result of any act or omission by any LXP Affiliated Party which (i) constitutes or results in a breach of any representation, warranty or covenant of LXP contained in this Agreement, which breach had or has a material adverse effect on the Company, the Fund, or the Advisor and, if capable of cure, is not cured within fifteen (15) days after notice thereof from the aggrieved Fund,
       (ii) was performed or omitted fraudulently or in bad faith or (iii) constituted gross negligence or willful misconduct.

               Section 3.14 Fiduciary Responsibility. Subject to the provisions set forth in Section 3.9 and Section 3.12(a) hereof, the Manager acknowledges that it is under a common law fiduciary duty to conduct the affairs of the Company in the best interests of the Company and the Members and consequently must exercise good faith and integrity in handling Company affairs.

                                   ARTICLE IV
                      BOOKS AND RECORDS; REPORTS TO MEMBERS

               Section 4.1 Books. The Manager shall maintain or cause to be maintained separate, full and accurate books and records of the Company, and either Member or any authorized representative of either Member, including the Advisor, shall have the right to inspect, examine and copy the same and to meet with employees of the Manager responsible for preparing the same at reasonable times during business hours and upon reasonable notice. All policies of the Company with respect to the maintenance of such books and records shall be subject to approval by all of the Members.

               Section 4.2 Monthly and Quarterly Reports.

               (a) Monthly Reports. The Manager shall prepare and distribute to the Advisor within thirty (30) days after the last day of each month a report with respect to the Company and each Qualified Property, including without limitation (i) an operating statement for the monthly period and year-to-date showing variances from the Annual Budget portion of the Annual Plan, (ii) a schedule of aged accounts receivable and accounts payable, (iii) an occupancy and leasing status report, (iv) a rent roll and (v) a bank statement reconciliation report.

               (b) Quarterly Reports. The Manager shall, within forty (40) days after the last day of each fiscal quarter,

                      (i) prepare and distribute to the Advisor a year-to-date consolidated report with respect to the Company (with the last month of each such report comprised of forecasted, rather than actual, results), prepared in accordance with generally accepted accounting principles, consistently applied, including (a) a balance sheet, (b) a profit and loss statement, (c) a statement of changes in the Members' Capital Accounts, (d) a cash flow and distribution statement, (e) a report briefly describing each variance from the applicable budget line item in the consolidated Annual Budget portion of the Annual Plan exceeding the greater of Twenty Thousand Dollars ($20,000) and five percent (5%) of the amount allocated to such budget line item, (f) a statement as to whether the total of all actual variances from all budget line items in the consolidated Annual Budget portion of the Annual Plan exceeds One Hundred Thousand Dollars ($100,000) for any particular Qualified Property or an average (taking into account all Qualified Properties then owned by the Company) of Fifty Thousand Dollars ($50,000) per Qualified Property, (g) calculations in sufficient detail to verify the accuracy of all fees and other amounts paid or payable to the Asset Manager under the Management Agreement and (h) such other reports as either Member may reasonably request; and

                      (ii) prepare and distribute to the Advisor simultaneously with each quarterly report a report with respect to each Qualified
       Property,   including  an  operating   statement   for  the  quarter  and
       year-to-date showing each variance from the budget line items in the Annual Budget portion of the Annual Plan, and a narrative describing material market changes (as determined in good faith by the Manager or Asset Manager), and material changes in property operations, physical condition, capital expenditures and leasing and occupancy.

               Section 4.3 Annual Reports. The Manager shall prepare and distribute to the Advisor within eighty (80) days after the end of each fiscal year financial statements with respect to the Company, which include the items set forth in clauses (i) and (ii) of Section 4.2(b) above with respect to such fiscal year. The eighty (80) day period referred to in the immediately preceding sentence shall be extended by one (1) day for each day after February 15th that the Advisor fails to deliver to the Manager fair market value information necessary for the preparation of such financial statements for the previous fiscal year with respect to each Qualified Property as provided in Section 4.4 hereof. Such financial statements shall be prepared in accordance with generally accepted accounting principles, consistently applied, and shall be audited at the Company's expense by such nationally recognized firm of independent certified public accountants selected by the Manager with the consent of the Members as provided in Section 4.9 hereof. All reports delivered pursuant to this Section 4.3 shall also include unaudited calculations in sufficient detail to verify the accuracy of all fees and other amounts paid or payable to the Asset Manager pursuant to the terms of this Agreement and such other reports as either Member may reasonably request.

               Section 4.4 Appraisals; Additional Reports.

               (a) Appraisals. In the Fund's sole discretion, the Advisor may obtain an Appraisal of each Qualified Property, at the Fund's or Advisor's expense, from time to time, but no more frequently than each calendar quarter. The Manager and the Asset Manager shall fully cooperate with the appraiser in connection with any such Appraisal, shall provide such information to the appraiser as is reasonably requested by the appraiser and shall cause its employees to be reasonably available to meet with and answer questions of the appraiser so as to enable the appraiser to compete its appraisals in a timely manner. None of the Manager, the Asset Manager, the Fund nor the Advisor shall have any liability with respect to any acts or actions taken by an appraiser, including but not limited to Appraisals.

               (b) Additional Reports. The Manager shall prepare and distribute to the Members such additional financial, property, investment and other reports regarding the Company, the Qualified Properties or any related matter as either Member may reasonably request, including without limitation information necessary to enable the Advisor to provide to the Fund a valuation of their respective Percentage Interests. To the extent either Member deems it appropriate or necessary, the Manager agrees to reasonably cooperate in any audit or examination conducted by such Member or its consultants of any of the information contained in any report delivered pursuant to this Article IV.

               Section 4.5 Accountants; Tax Returns.

               (a) The Manager shall engage such nationally recognized firm of independent certified public accountants approved by the Members as provided in Section 4.9 hereof to review, or to sign as preparer, all federal, state and local tax returns which the Company is required to file.

               (b) The Manager will furnish to each Member within one hundred sixty (160) days after the end of each calendar year, or as soon thereafter as is practicable, a Schedule K-1 or such other statement as is required by the Internal Revenue Service which sets forth such Member's share of the profits or losses and other relevant fiscal items of the Company for such fiscal year.

               (c) The Manager shall deliver to the Members copies of all federal, state and local income tax returns and information returns, if any, which the Company is required to file.

               Section 4.6 Accounting and Fiscal Year. The Manager shall keep the Company books and records on the accrual basis. The fiscal year of the Company shall end on December 31.

               Section 4.7 Company Funds.

               (a) Generally. The funds of the Company shall be deposited into such account or accounts as are designated by the Manager and reasonably approved by the Fund. All withdrawals from or charges against such accounts shall be made by the Manager or by those Persons designated from time to time by the Manager.

               (b) Restrictions on Deposits. Pending distribution or expenditure in accordance with the terms of this Agreement, funds of the Company may be invested, in the reasonable discretion of the Manager, in United States government obligations, insured obligations which are rated not lower than AA by Standard & Poor's or have a comparable rating from a nationally recognized rating agency, collateralized bank time deposits, repurchase agreements, money market funds, commercial paper which is rated not lower than P-1, certificates of deposit which are rated not lower than AA by Standard & Poor's or have a comparable rating from a nationally recognized rating agency, banker's acceptances eligible for purchase by the Federal Reserve and bonds and other evidences of indebtedness and preferred stock which are rated not lower than AA by Standard & Poor's or are of a comparable credit quality.

               Section 4.8 Insurance. The Manager shall cause the Company or the tenant or tenants of each Qualified Property (in accordance with the insurance obligations under the applicable lease) to maintain insurance thereon of such types and in such amounts that at a minimum are consistent with the standards approved by the Members, a copy of which standards is attached hereto as
Schedule 4.8. The Fund may amend such standards from time to time upon written notice to the Manager, and the Manager shall have sixty (60) days after receipt of such written notice to cause the tenants of the Qualified Properties to obtain, if necessary, insurance that conforms with such revised standards, provided that such revised standards are reasonable and based on industry standards. The Manager shall cause the Company to obtain, at the Company's expense, such types and amounts of insurance that the tenant or tenants of any Qualified Property have failed to maintain and that are included within the insurance standards listed on Schedule 4.8 hereto, as may be revised from time to time pursuant hereto.

               Section  4.9  Attorneys  and   Accountants.   The  attorneys  and
accountants for the Company shall be selected by the Manager and approved by the

Fund, provided that (a) the Manager may engage local counsel as necessary in connection with the business of the Company without the approval of the Fund provided such counsel's fees and the other terms and conditions of its engagement are comparable to those of other law firms providing similar services in such local area and the Fund has not previously notified the Manager that such law firm is unacceptable and (b) the accounting firm shall be among the four (4) largest accounting firms in the United States when chosen and shall provide accounting services at market cost.

                                    ARTICLE V
                                  CONTRIBUTIONS

               Section 5.1 Capital Contributions.

               (a) Generally; Percentage Interests. Each Member shall make an Initial Capital Contribution to the Company in an amount and at such time as the Members have agreed. Except as provided in this Section 5.1, (i) no Member shall be obligated to make any Additional Capital Contribution or Extraordinary Funding to the Company and (ii) any Additional Capital Contribution or Extraordinary Funding shall be made by the Members in proportion to their respective Percentage Interests as determined at the time of the Capital Call or Extraordinary Call. The Members shall have the Percentage Interests in the Company set forth opposite each Member's name on Schedule 1 hereto, as may be adjusted from time to time pursuant to Section 5.1(d) hereof.

               (b) Additional Capital Contributions. In the event the Company requires capital to acquire an Approved Qualified Property, the Manager shall be entitled to require an additional Capital Contribution (an "Additional Capital Contribution") from the Members in an amount not in excess of the amount necessary to acquire such Approved Qualified Property plus all reasonable and customary costs and expenses incurred by the Company for Third Parties retained in connection with the Acquisition Activities; provided that (x) each Member shall be required to contribute the amount determined by multiplying such Member's Percentage Interest by such Additional Capital Contribution and (y) no Member shall be required to contribute the amount described in clause (x) above if such amount, when added to the total of all of such Member's prior Capital Contributions, exceeds such Member's Capital Commitment. If the Manager shall provide to the Members a written notice calling for an Additional Capital Contribution (any such notice, a "Capital Call") setting forth the total amount of such Additional Capital Contribution, the amount of each Member's share of such Additional Capital Contribution as determined pursuant to clause (x) above, and the due date on which the Manager is requiring that such Additional Capital Contribution be contributed to the Company, which due date shall be at least ten (10) Business Days after the date on which the Members actually received the Capital Call and not more than one (1) Business Day prior to the scheduled closing of the acquisition of such Approved Qualified Property; each Member shall contribute its share of such Additional Capital Contribution in immediately available funds on or before such due date. If the acquisition of an Approved Qualified Property fails to close and the Manager determines there will not be a closing with fifteen (15) days of the date of the originally scheduled closing, the Manager (x) shall inform the Members of such failure and return each Member's share of the Additional Capital Contribution made with respect thereto and (y) each Member's Capital Contribution shall be restored to the level thereof immediately prior to such Additional Capital Contribution. If, at any time after the Members have each contributed their entire Capital Commitment, the Members elect to contribute additional capital, the Members shall contribute such additional capital in accordance with their respective Percentage Interests. A Member may contribute to the Company an Approved Qualified Property, or an equity interest therein, pursuant to the Contribution Agreement.

               (c) Extraordinary Fundings. In the event the Company requires additional funds to cover any costs and expenses for which the Company has insufficient funds, the Manager may make a written request therefor (any such request, an "Extraordinary Call") setting forth the amount requested and the due date therefor, which due date shall be at least ten
       (10) Business Days after the date on which the Members actually received the Extraordinary Call. The Fund shall have the right to approve or disapprove any Extraordinary Call. If the Fund elects to approve an Extraordinary Call, then each Member shall be required to fund an amount equal to the amount determined by multiplying such Member's Percentage Interest by the amount set forth in such approved Extraordinary Call (each such Extraordinary Call required to be funded hereunder, an
       "Extraordinary Funding"). If the Fund elects not to approve an Extraordinary Call, then no Member shall have any obligation to fund such disapproved Extraordinary Call, and the Manager shall cover such shortfall in funds by Company borrowings. An Extraordinary Funding may be made by agreement of the Members either as a loan by the Members to the Company (any such loan, an "Extraordinary Loan") or a supplementary capital contribution by the Members to the Company (any such contribution, an "Extraordinary Capital Contribution"). Each Member shall contribute its share of such Extraordinary Capital Contribution or Extraordinary Loan, as the case may be, in immediately available funds on or before the due date to which the Members agreed in the Extraordinary Call. If the Members agree to make an Extraordinary Loan, (x) each Member shall loan to the Company the amount of such Member's share as determined above with interest equal to either a rate agreed to by the Members or, if there is no such agreement, then the 10-year treasury rate plus two percent (2%) per annum as of the date the Extraordinary Loan is made, (y) the Annual Budget portion of the Annual Plan shall be amended to reflect such loan, and (z) such loan (including interest accrued thereon) shall be repaid from Net Cash Flow from Operations or Net Cash from Sales or Refinancings. Any Net Cash

       Flow from Operations or any Net Cash from Sales or Refinancings shall be applied to each Member's unpaid Extraordinary Loan in proportion to each Member's Percentage Interest.

               (d) Failure to Fund an Additional Capital Contribution or Extraordinary Funding. If either Member (a "Defaulting Member") fails to make any Additional Capital Contribution or Extraordinary Funding which it is required to make under this Section 5.1 by the due date therefor, then any non-defaulting Member may, at its election, make an Additional Capital Contribution or Extraordinary Funding to the Company in an amount equal to the amount that the Defaulting Member failed to contribute ("Default Amount"). The Defaulting Member shall be liable for interest equal to the 10-year treasury rate plus two percent (2%) per annum accruing from the due date of such Additional Capital Contribution or Extraordinary Funding, payable on the first Business Day of each month, on such Default Amount to the Company, provided that the non-defaulting Member makes an Additional Capital Contribution or Extraordinary Funding equal to the Default Amount, or any portion thereof, in which case the applicable amount of interest shall be paid to the non-defaulting Member. If for ninety (90) days a Defaulting Member shall fail to make an Additional Capital Contribution or Extraordinary Funding or to pay to the Company or the non-defaulting Member (as applicable) any interest that has accrued on such Default Amount, the Percentage Interest of the Defaulting Member shall be adjusted, effective the day after the conclusion of such ninety (90) day period, to equal: the Percentage
       Interest of such Defaulting Member (prior to adjustment hereunder) multiplied by a fraction, the numerator of which is the Defaulting Member's total Capital Contribution, and the denominator of which is the product of 120% multiplied by the sum of the Defaulting Member's total Capital Contribution, plus the amount of the Default Amount and any accrued and unpaid interest on the Default Amount during such ninety (90) day period. The adjustment of the Defaulting Member's Percentage Interest hereunder may also be expressed by the following formula:

           a              =       b      x             c
                                               ---------------
                                                       (c+d+e) x 120%

           Where a = new Percentage Interest of Defaulting Member after adjustment hereunder

                          b = old Percentage Interest of Defaulting Member prior to adjustment hereunder

                          c = Defaulting Member's total Capital Contribution

                          d = amount of Default Amount
                          e = accrued interest on Default Amount during ninety
                          (90) day period


        The adjustment of the Percentage Interest of the Defaulting Member hereunder shall constitute satisfaction of the Default Amount including interest thereon and shall cure the Defaulting Member's default hereunder and the Default Amount, excluding accrued interest, shall constitute a Capital Contribution made by the non-defaulting Member and shall be credited to the Capital Account of the non-defaulting Member. In addition, the Percentage Interest of the non-defaulting Member shall be increased by the amount by which the Percentage Interest of the Defaulting Member is decreased. Notwithstanding the foregoing, the provisions of this Section 5.1(d) shall not be applied against the Fund, as the Defaulting Member, during the occurrence and continuance of any material default by LXP, in its capacity as Manager, of its obligations under this Agreement, or by the Asset Manager, of its obligations under the Management Agreement, and the Fund shall not be obligated to make an Additional Capital Contribution or Extraordinary Funding to the Company pursuant hereto unless and until any such material default by LXP, in its capacity as Manager, or the Asset Manager, has been cured to the reasonable satisfaction of the Fund. In addition, if LXP fails to make an Additional Capital Contribution or Extraordinary Funding for a period exceeding ninety (90) days, LXP shall lose its right to be the Manager and the Fund shall have the right in its sole and absolute discretion to replace LXP as Manager in accordance with the provisions of Section 8.3 hereof.

               (e) Failure to Satisfy Claims Under a Purchase and Sale Agreement. If a Member, or an Affiliate of a Member, has transferred an Approved Qualified Property pursuant to a Purchase and Sale Agreement (a "Transferring Member") and the Company has a claim under such Purchase and Sale Agreement against such Transferring Member which has either been
       (w) acknowledged and agreed to by such Transferring Member or (x) adjudicated in favor of the Company (after all appeals have been taken) (the acknowledged or adjudicated amount of such claim being the "Claim Amount"), such Transferring Member shall either, as applicable, (y) satisfy such Claim Amount at its expense or (z) contribute the Claim Amount to the Company (for which it shall not receive any additional credit to its Capital Account as a Capital Contribution). If for ninety
       (90) days such Transferring Member (a "Defaulting Transferring Member") shall fail to satisfy such Claim Amount or contribute such Claim Amount to the Company, the Percentage Interest of the Defaulting Transferring Member shall be adjusted, effective the day after the conclusion of such ninety (90) day period, to equal: the Percentage Interest of such Defaulting Transferring Member (prior to adjustment hereunder) multiplied by a fraction, the numerator of which is the Defaulting Transferring Member's total Capital Contribution, and the denominator of which is the product of 120% multiplied by the sum of the Defaulting Transferring Member's total Capital Contribution, plus the amount of the Claim Amount. The adjustment of the Defaulting Transferring Member's Percentage Interest hereunder may also be expressed by the following formula:

           a              =       b      x             c
                                               -------------
                                                       (c+d) x 120%

           Where a = new Percentage Interest of Defaulting Transferring Member after adjustment hereunder

                          b = old Percentage Interest of Defaulting
                          Transferring Member prior to adjustment hereunder

                          c = Defaulting Transferring Member's total Capital Contribution

                          d = amount of Claim Amount


        The adjustment of the Percentage Interest of the Defaulting Transferring Member hereunder shall constitute satisfaction of the Claim Amount and shall cure the Defaulting Transferring Member's default hereunder and the Claim Amount shall constitute a Capital Contribution made by the non-defaulting Member and shall be credited to the Capital Account of the non-defaulting Member. In addition, the Percentage Interest of the non-defaulting Member shall be increased by the amount by which the Percentage Interest of the Defaulting Member is decreased.

               Section 5.2 Return of Capital Contribution. Except as otherwise expressly provided in this Agreement, (a) the Capital Contribution of a Member will be returned to that Member only in the manner and to the extent provided in
Article VII and Article IX hereof and (b) no Member shall have any right to demand or receive the return of its Capital Contribution. In the event the Company is required or compelled to return any Capital Contribution, no Member shall have the right to receive property other than cash. No Member shall be entitled to interest on its Capital Contribution or Capital Account notwithstanding any disproportion therein as between the Members.

               Section 5.3 Liability of the Members. No Member shall have any personal liability to the Company, to either Member, to the creditors of the Company or to any other Person for any debt, liability or obligation of the Company. No Member shall be required to contribute funds or capital to the Company in excess of its Capital Commitment although the Members may at their option contribute funds in excess of their respective Capital Commitments pursuant to Section 5.1(c) and Section 5.1(d) hereof.

               Section  5.4  No  Third  Party   Beneficiaries.   The   foregoing
provisions of this Article V are not intended to be for the benefit of any creditor of the Company or any other Person, and no creditor of the Company or any other Person may rely on the commitment of either Member to make any Capital Contribution. Additional Capital Contributions and Extraordinary Fundings are not payable unless and until the conditions set forth in Section 5.1 hereof have been satisfied, and no creditor of the Company or any other Person shall have, or be given, any right to cause a Capital Call or Extraordinary Call to be given by the Manager.

                                   ARTICLE VI
                        MAINTENANCE OF CAPITAL ACCOUNTS;
                        ALLOCATION OF PROFITS AND LOSSES
                            FOR BOOK AND TAX PURPOSES

               Section 6.1 Capital Accounts.

               (a) Generally: Credits to Capital Accounts. A Capital Account shall be established and maintained for each Member. Initially, the Capital Account of each Member shall be credited with each Member's respective Initial Capital Contribution. Thereafter, each Member's Capital Account shall be credited with any Additional Capital Contributions or Extraordinary Capital Contributions made or contributed by such Member and such Member's allocable share of Profits, any individual items of income and gain allocated to such Member pursuant to the provisions of this Article VI, and the amount of additional cash, or the Fair Market Value of any Company asset (net of any liabilities assumed by the Company and liabilities to which the asset is subject), contributed to the Company by such Member or deemed contributed to the Company by such Member in accordance with Regulations Section 1.704-1(b)(2)(iv)(c).

               (b) Debits to Capital Account. The Capital Account of each Member shall be debited with the Member's allocable share of Losses, any individual items of expenses and loss allocated to such Member pursuant to the provisions of this Article VI, the amount of any cash distributed to such Member and the Fair Market Value of any Company asset (net of any liabilities assumed by the Member and liabilities to which the asset is subject) distributed to such Member or deemed distributed to such Member in accordance with Regulations Section 1.704-1(b)(2)(iv)(c).

               (c) Capital Account of Transferee. In the event that any Percentage Interest of a Member is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Percentage Interest in such Member.

               (d) Adjustments of Book Value. In the event that the Book Value of any Company asset is adjusted as described in the definition of "Book Value", the

       Capital  Accounts of both Members  shall be adjusted in  accordance  with
       Regulation   Section    1.704-1(b)(2)(iv)(f)    or   Regulation   Section
       1.704-1(b)(2)(iv)(m), as applicable, to reflect such adjustment.

               (e) Compliance with Regulations. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulation Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Regulation. In the event that the Manager shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Regulation, the Manager may make such modification; provided, however, that if such modification constitutes a Material Modification, it shall become effective only upon the consent of either Member to whom such modification would constitute a Material Modification.

               Section 6.2 Profits and Losses.

               (a) Allocation. Except as otherwise provided in Section 6.3 hereof, for each fiscal year of the Company, Profits and Losses shall be allocated as set forth below.

                      (i) Profits  (calculated  without regard to the Management
       Fee) shall be allocated:

                             (A) first,  to the Members in an amount  sufficient
               to reverse the cumulative amount of any Losses allocated to the Members in the current and all prior fiscal years pursuant to
               Section 6.2(a)(ii)(C) hereof, in proportion to the allocation of such Losses to such Members;

                             (B) second,  to the Members pro rata in  accordance
               with their respective Percentage Interests until the Members have received a cumulative amount allocated pursuant to this Section 6.2(a)(i)(B) for the current and all prior fiscal years equal to the sum of (1) an aggregate amount sufficient to provide such Members with their 12% IRR (not including amounts representing a return of Capital Contributions with respect to any Qualified Property) and (2) the aggregate amount of Losses allocated to such Members pursuant to Section 6.2(a)(ii)(B) hereof; and

                             (C) the balance, if any, (x) 85% to the Members pro
               rata in proportion to their Percentage Interests and (y) 15% to LXP.

                      (ii) Losses  (calculated  without regard to the Management
       Fee) shall be allocated:

                             (A) first,  to the Members in an amount  sufficient
               to reverse the cumulative amount of any Profits allocated to the Members in the current and all prior fiscal years pursuant to
               Section 6.2(a)(i)(C) hereof, in proportion to the allocation of such Profits to such Members;

                             (B) second,  to the Members in an amount sufficient
               to reverse the cumulative amount of any Profits allocated to the Members in the current and all prior fiscal years pursuant to
               Section 6.2(a)(i)(B) hereof, in proportion to the allocation of such Profits to such Members; and

                             (C) the balance, if any, to the Members pro rata in
               accordance with their Percentage Interests.

                      (iii) Any deduction with respect to the Management Fee payable pursuant to Section 3.10(c) hereof shall be specially allocated to the Fund.

               (b) Adjustments to "Profits" and "Losses". When used in this Agreement, "Profits" and "Losses" shall mean, for each fiscal year or other period, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), and otherwise in accordance with the methods of accounting followed by the Company for federal income tax purposes, with the following adjustments:

                      (i) any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss;

                      (ii) any items that are specially allocated pursuant to this Agreement shall not be taken into account in computing Profits or Losses;

                      (iii) any expenditure of the Company described in Section 705(a)(2)(B) of the Code (or treated as such under Regulation Section 1.704-1(b)(2)(iv)(i)) and not otherwise taken into account in computing Profits or Losses pursuant to this Definition shall be deducted from such taxable income or loss;

                      (iv) any depreciation, amortization and/or cost recovery deductions with respect to any asset shall be deemed to be equal to the Book Depreciation available with respect to such asset;

                      (v) the computation of all items of income, gain, loss and deduction shall be made without regard to any basis adjustment under
       Section 743 of the Code;

                      (vi) in the event the Book Value of any Company asset is adjusted pursuant to the definition of Book Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses; and

                      (vii) gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Book Value.

               (c) Changes in Percentage Interests. If either Member's Percentage Interest changes during any taxable year of the Company in accordance with Section 5.1(d) and Section 5.1(e) hereof, then for that taxable year the Company will effect a deemed closing of the books as of the date of such change, and the Profits and Losses of the Company (and all items of income, gain, loss, deduction or credit for federal income tax purposes) for the period in such year ending on and including such date (the "pre-change period") shall be allocated among the Members in proportion to their respective Percentage Interest (as may be required by Section 6.2 hereof) as of the first day of such pre-change period, and each Member's share of Profits and Losses (and all items of income, gain, loss, deduction or credit for federal income tax purposes) for the period following such date of change (the "post-change period") shall be allocated among the Members in proportion to their respective Percentage Interest (as may be required by Section 6.2 hereof) as of the first date of such post-change period.

               Section 6.3 Regulatory Allocations.

               (a) Minimum Gain Chargeback. If there is a net decrease in Partnership Minimum Gain during any fiscal year, each Member shall be specially allocated items of Company income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Member's share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.3(a) is intended to comply with the "minimum gain chargeback" requirements of Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

               (b) Chargeback Attributable to Partner Nonrecourse Debt. If there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any fiscal year attributable to a Partner Nonrecourse Debt, each Member with a share of Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt at the beginning of such year shall be specially allocated items of income and gain for such fiscal year (and, if necessary, for subsequent fiscal years) in an amount equal to such Member's share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4) and (5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.3(b) is intended to comply with the "minimum gain chargeback" requirements of Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

               (c)  Qualified  Income  Offset.  If  either  Member  unexpectedly receives any adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) which results in or increases an Adjusted Capital Account Deficit for the Member, such Member shall be allocated items of income and book gain in an amount and manner sufficient to eliminate such Adjusted Capital Account Deficit or increase therein as quickly as possible; provided, that an allocation pursuant to this Section 6.3(c) shall be made if and only to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided in this Article VI have been tentatively made as if this Section 6.3(c) were not in the Agreement. This Section 6.3(c) is intended to constitute a "qualified income offset" as provided by Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

               (d) Partner Nonrecourse Deductions. Items of Company loss, deduction or Section 705(a)(2)(B) expenditures that are attributable to a Partner Nonrecourse Debt ("Partner Nonrecourse Deductions") shall be allocated among the Members who bear the Economic Risk of Loss for such Partner Nonrecourse Debt in the ratio in which they share Economic Risk of Loss for such Partner Nonrecourse Debt. This provision is to be interpreted in a manner consistent with the requirements of Regulations
       Section 1.704-2(b)(4) and (i)(1).

               (e) Limitation on Allocation of Net Loss. To the extent any allocation of Losses or other items of loss or deduction would cause or increase an Adjusted Capital Account Deficit as to either Member, such allocation shall be reallocated among the other Members in accordance with their respective Percentage Interests, subject to the limitations hereof.

               (f)  Curative  Allocation.  The  allocations  set  forth  in this
       Section 6.3 (the "Regulatory Allocations") are intended to comply with certain requirements of the applicable Regulations promulgated under Code
       Section 704(b). Notwithstanding any other provision of this Article VI, the Regulatory Allocations shall be taken into account in allocating other operating Profits, Losses and other items of income, gain, loss and deduction to the Members for Capital Account purposes so that, to the extent possible, the net amount of such allocations of Profits, Losses and other items shall be equal to the amount that would have been allocated to each Member if the Regulatory Allocations had not occurred.

               Section 6.4 Allocation of Tax Items for Tax Purposes.

               (a) Generally. Subject to Sections 1.704-1(b)(4)(i) and 1.704-1(b)(2)(iv)(m) of the Regulations and Section 6.4(b), Section 6.4(c) and Section 6.4(e) hereof, allocations of income, gain, loss, deduction and credit for federal, state and local tax purposes shall be allocated to the Members in the same manner and amounts as the book items corresponding to such tax items are allocated for Capital Account purposes.

               (b) Recapture Income. Notwithstanding Section 6.4(a) hereof, if there is a gain on any sale, exchange or other disposition of Company property and all or a portion of such gain is characterized as ordinary income by virtue of the recapture rules of Code Section 1245 or 1250, or under the corresponding recapture rules of state or local income tax law, as the case may be, then, to the extent possible, such recapture income for United States and state and local tax purposes shall be allocated to the Members in the ratio that they were allocated Tax Depreciation previously taken and allowed with respect to the Company property being sold or otherwise disposed of.

               (c) Section 754 Adjustments. Notwithstanding Section 6.4(a) hereof, any increase or decrease in the amount of any items of income, gain, loss, deduction or credit for tax purposes attributable to an adjustment to the basis of Company assets made pursuant to a valid election or deemed election under Sections 732(d), 734, 743, and 754 of the Code, and any increase or decrease in the amount of any item of credit or tax preference attributable to any such adjustment, shall be allocated to those Members entitled thereto under such law. Such items shall be excluded in determining the Capital Accounts of the Members, except as otherwise provided by Section 1.704-1(b)(2)(iv)(m) of the Regulations.

               (d) Nonrecourse Deductions. Any "Nonrecourse Deductions" as defined in Treasury Regulations Section 1.704-2(c) for any fiscal year or other period shall be specially allocated as items of loss in the manner provided in Treasury Regulations Section 1.704-2(j)(1)(ii).

               (e) Sharing of Excess Nonrecourse Liabilities. For purposes of determination of the Members' shares of the excess Nonrecourse Liabilities of the Company for purposes of Section 1.752-3(a)(3) of the Regulations, the Members' interests in profits as determined pursuant to
       Section 1.752-3(a)(3) of the Regulations shall be in accordance with their Percentage Interests as adjusted from time to time.

               (f) Section 704(c). Notwithstanding Section 6.4 hereof, if the Company owns or acquires Section 704(c) Property, or if the Tax Matters Member makes an election referred to in the definition of "Book Value" herein, then, solely for tax purposes and not for Capital Account purposes, Tax Depreciation, and any gain or loss, attributable to such
       Section 704(c) Property shall be allocated between or among the Members in a manner that takes into account the variation between such Book Value and such adjusted tax basis, in accordance with the principles of Code
       Section 704(c) and the Regulations promulgated thereunder and such method set forth in Regulations Section 1.704-3(b). Any elections or other decisions relating to such allocations (including under Section 1.704-3 of the Regulations, whether to use the traditional method, the traditional method with curative allocations or the remedial method) shall be made by the Tax Matters Member (as defined below) in any manner that reasonably reflects the purpose and intention of this Agreement.

               Section 6.5 Tax Matters Member. LXP is hereby designated as the "tax matters partner" for the Company as such term is defined in Section 6231(a)(7) of the Code (the "Tax Matters Member"), and all federal, state and local tax audits and litigation shall be conducted under the direction of LXP. All expenses incurred with respect to any tax matter which does or may affect the Company, including but not limited to expenses incurred by LXP acting in its capacity as Tax Matters Member in connection with Company level administrative or judicial tax proceedings, shall be paid out of Company assets, whether or not included in an Annual Plan. If the Fund is permitted under the Code to participate in Company level administrative or judicial tax proceedings and the Fund chooses, in its sole discretion, to so participate, the Company shall be responsible for all expenses incurred by the Fund in connection with such participation, whether or not included in an Annual Plan. Without the consent of the Fund, the Tax Matters Member shall have no right to extend the statute of limitations for assessing or computing any tax liability against the Company or the amount of any Company tax item or to settle any dispute with respect to any income, or any other material, tax. The Tax Matters Member shall, promptly upon receipt thereof, forward to each Member a copy of any correspondence relating to the Company received from the Internal Revenue Service or any other tax authority which relates to matters that are of material importance to the Company and/or the Members. The Tax Matters Member shall promptly advise each Member in writing of the substance of any material conversation held with any representative of the Internal Revenue Service which relates to an audit or administrative proceeding relating to a tax return of the Company.

               Section 6.6 Adjustments.

               (a) Generally. Except as otherwise provided in this Agreement, all items of Company income, gain, loss and deduction and any other allocations not otherwise provided for shall be divided among the Members in the same proportions as they share Profits and Losses, as the case may be, for the year.

               (b) Upon Transfer or Change in Percentage Interest. Except as otherwise provided in Section 6.2(c) hereof, if any Percentage Interest is transferred in any fiscal year in accordance with this Agreement, or if a Member's Percentage Interest changes during any fiscal year, all Profits and Losses attributable to such Percentage Interest for such fiscal year shall be divided and allocated in accordance with an interim closing of the books as of the date of a transfer or change.

               (c) Amendments to this Article VI. The Manager is specifically authorized, with the consent of the Fund and upon the advice of the accountants or legal counsel for the Company, to amend this Article VI to comply with any Regulations with respect to the distributions and allocations of the Company and any such amendment shall become effective; provided, however, that if such amendment constitutes a Material Modification for either Member, then such amendment shall become effective only upon the express written consent of such Member.

                                   ARTICLE VII
                                  DISTRIBUTIONS

               Section 7.1 Cash Available for Distributions.

               (a) Generally.

                      (i) The Manager shall cause the Company to distribute (A) all Net Cash Flow from Operations not less frequently than monthly; and
       (B) except upon Liquidation, Net Cash from Sales or Refinancings at such times as the Members may determine as soon as practicable after the receipt of such Net Cash from Sales or Refinancings, as follows: (x) first, to the Members pro rata in accordance with their Percentage Interest, until such time as the Members have each received cumulative distributions in an amount sufficient to achieve a 12% IRR and (y) thereafter, (1) 85% to the Members pro rata in accordance with their Percentage Interests and (2) 15% to LXP.

                      (ii) Distributable Cash shall not be used to acquire Qualified Properties or make capital improvements on Qualified Properties unless consented to in writing in advance by the Members.

                      (iii) Notwithstanding anything to the contrary herein, any amounts credited to the reserve, held for the benefit of LXP, pursuant to
       Section 3.10(c) hereof (and not otherwise applied to LXP's share of any Capital Call pursuant to such section) shall be distributed to LXP upon termination of the Company.

               (b) Withholdings. The Manager is authorized to withhold from distributions or allocations to either Member (or, in the event there are insufficient funds, require such Member to contribute to the Company) and to pay over to any federal, state or local government any amounts required to be withheld pursuant to the Code or any provisions of any other federal, state or local law with respect to any payment, distribution or allocation to the Company or such Member and shall allocate any such amounts to such Member with respect to which such amount was withheld. All amounts so withheld (including such amounts contributed by the Member) shall be treated as amounts distributed to such Member, and will reduce the amount otherwise distributable to such Member, pursuant to this Article VII for all purposes under this Agreement.

               (c) Restrictions on Distributions. Notwithstanding anything to the contrary contained in this Section 7.1, the Company shall not make a distribution to the extent that, at the time of such distribution and after giving effect to such distribution, all liabilities of the Company (other than liabilities to the Members on account of their Capital Contributions or liabilities for which the recourse of creditors is limited to specific property of the Company) shall exceed the Fair Market Value of the Company assets, except that the Fair Market Value of Qualified Property that is subject to a liability for which the recourse of the creditors is limited shall be included in the Company assets only to the extent that the Fair Market Value of such Qualified Property exceeds that liability.

               (d) Clawback. Upon the tenth anniversary of the date hereof and upon the dissolution of the Company pursuant to Section 9.1 hereof, if and to the extent either Member has not received an amount of distributions (during the life of the Company and in liquidation) at least sufficient to achieve a 12% IRR calculated on an aggregate basis, then LXP shall promptly restore capital to the Company for payment to each such Member in such amounts until each such Member has received such aggregate amount of distributions, provided however, that LXP shall not be obligated to contribute pursuant to this Section 7.1(d) an amount greater than the total amount of distributions previously made to LXP pursuant to Section 7.1(a)(i)(y)(2) hereof (net of taxes on income attributable to such distributions).

                                  ARTICLE VIII
                          TRANSFER; REMOVAL OF MANAGER

               Section 8.1 Prohibition on Transfers and Withdrawals by Members. The Members shall be prohibited from transferring or assigning their respective interests (or any part of such interests) in the Company and any attempted transfer shall be void ab initio. Except as provided in
       Section 11.1 and Section 11.2 hereof, the Members shall be prohibited from withdrawing from the Company. If either Member withdraws from the Company, it shall be and remain liable for all obligations and liabilities incurred by it as a Member, and shall be liable to the Company and the other Members for all indemnifications set forth herein and for any liabilities, losses, claims, damages, costs and expenses (including reasonable attorneys' fees) incurred by the Company as a result of any withdrawal in breach of this Agreement.

               Section  8.2  Prohibition  on  Transfers  by and  Resignation  of
Manager.

               (a) LXP may not transfer or assign its rights and obligations (or any portion thereof) as the Manager and may not resign as Manager, except with the prior written consent of all the Members, which consent may be given or withheld in their sole discretion. If LXP resigns as Manager without consent by the Fund, LXP shall be and remain liable for all obligations and liabilities incurred by it as Manager, and shall be liable to the Company and the Fund for all indemnifications set forth herein and for any liabilities, losses, claims, damages, costs and expenses (including reasonable attorneys' fees) incurred by the Company as a result of any resignation in breach of this Agreement. If the Members approve a transfer or assignment by LXP of its rights and obligations as Manager, any transferee or assignee thereof shall execute a counterpart to this Agreement agreeing to be bound by all the provisions of this Agreement as if originally a party to this Agreement.

               (b) Any assignment, transfer or other disposition (voluntary, involuntary or by operation of law) of any membership interest in LXP to a Person other than a directly or indirectly wholly-owned Affiliate of LXP shall require the prior written consent of the Fund.

               Section 8.3 Removal of the Manager.

               (a) Generally. In the event of (i) a default by the Manager of any of its obligations hereunder, or a default by the Asset Manager of any of its obligations under the Management Agreement, which default materially and adversely affects the Company or the Fund and which, if capable of cure, remains uncured for thirty (30) days after written notice thereof, (ii) gross negligence, willful misconduct or fraud in the performance by the Manager of its obligations hereunder or by the Asset Manager of its obligations under the Management Agreement, (iii) the commission of a felony or misdemeanor involving embezzlement, theft or acts of moral turpitude by the Manager or the Asset Manager, (iv) failure by the Manager to make an Additional Capital Contribution or Extraordinary Funding for a period exceeding ninety (90) days or (v) failure by LXP to pay a Claim Amount for a period exceeding ninety (90) days (any of the foregoing, "Cause"), the Fund shall have the right in its sole and absolute discretion to remove the Manager (and, except in the case of a failure to make an Additional Capital Contribution or Extraordinary Funding, to remove LXP as a Member if LXP or any LXP Affiliated Party is the Manager) by written notice to the Manager (the "Removal Notice") and to appoint a new Manager. The Removal Notice shall specifically set forth the act or failure to act of the Manager or the Asset Manager upon which the Cause is based. Such removal of the Manager shall be effective ten
       (10) Business Days after receipt of the Removal Notice by the Manager (unless such removal is enjoined as provided below). If LXP is the Manager, LXP shall have the right, in its discretion, to sue the Fund to enjoin such removal. In order to enable LXP to seek prompt injunctive relief in the event of a removal pursuant hereto, the parties agree to seek expedited resolution of any lawsuit brought with respect to such removal, and the Fund acknowledges that, for purposes hereof only, in the event the Fund violated Section 8.3 hereof by wrongfully removing LXP, the injury to LXP would be irreparable and one for which there is no adequate remedy at law. In the event that the Fund elects to remove the Manager (or LXP), any agreements between the Company and the Manager (or any LXP Affiliated Party) shall be terminated without cost or penalty as of the effective date of the Manager's removal.

               (b) Removal Amount Due LXP. Upon removal of LXP as a Member as provided in Section 8.3(a) above, LXP shall be entitled to be paid an amount (the "Removal Amount") equal to the difference between (i) the amount LXP would receive if the Company were dissolved, the Qualified Properties sold for their Fair Market Values (determined pursuant to
       Section 8.3(c) hereof) and the assets of the Company were distributed in liquidation in accordance with Section 9.2 hereof, minus (ii) any liabilities, claims, losses, damages, costs or expenses incurred by the Company or the Fund as a result of the Cause which led to LXP's removal hereunder. The Company shall cause the Removal Amounts payable to LXP to be paid out of proceeds from liquidation or sales of Qualified Properties and other assets resulting from a liquidation performed in accordance with the standards described in the first two sentences of Section 9.2(ii) hereof in cash no later than two (2) years after effectiveness of the removal; provided, that the Company may, but shall not be obligated to, pay such Removal Amounts without liquidating some or all of the Qualified Properties and other assets not later than two (2) years after the effectiveness of the removal. Interest on the Removal Amounts payable to LXP shall accrue at a rate equal to the 10-year treasury rate plus two percent (2%) per annum following the effectiveness of the removal, as provided in Section 8.3(a) hereof, and shall be payable in arrears out of proceeds from liquidation of Qualified Properties and other assets. The proceeds from the liquidation or sale of a Qualified Property shall be distributed to the Members pro rata in accordance with Section 9.2 hereof. If, due to market conditions or the adverse effect of liquidation on the Fair Market Value of the Qualified Properties, liquidation cannot be completed within two (2) years, the



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       date for  paying  the  Removal  Amounts  payable  to LXP in full shall be extended for the length of time needed to accomplish liquidation in accordance with Section 9.2.

               (c) Determination of Fair Market Value. For purposes of calculating the Removal Amounts described above in Section 8.3(b), the Fair Market Value of each Qualified Property shall be (i) the net amount obtained by liquidating such Qualified Property in accordance with
       Section 9.2 and applying the proceeds of sale to the payment of the debts and obligations of the Company secured by or relating to such Qualified Property (including a pro rata portion of the Company's debts and obligations that are not secured by or do not relate to any particular Qualified Property) and to the expenses of liquidating such Qualified Property and to the setting up to any reserves in accordance with Section 9.2(iv)(B) hereof (but only with respect to such Qualified Property), or
       (ii) if the Company elects not to liquidate each such Qualified Property, determined by agreement between the Members, or if agreement cannot be reached within thirty (30) days after determination that the Qualified Property will not be liquidated, by an independent, reputable and qualified real estate appraiser with at least ten (10) years experience selected by the Members. If the Members cannot agree on an appraiser, then each shall select an independent, qualified and reputable real estate appraiser with at least ten (10) years experience to determine the Fair Market Values of the Qualified Properties. If the appraisers agree on the Fair Market Values, then the Fair Market Values of the Qualified Properties shall be as determined by the appraisers. If the appraisers do not agree, then each appraiser shall set forth its determination of the Fair Market Value of each Qualified Property and, with respect to each Qualified Property, if the higher amount set forth in either appraisal is not more than 10% of the lower amount, then the Fair Market Value of such Qualified Property shall be the average of the amount set forth in the two appraisals. If the higher amount exceeds the lower amount of the appraisal of any Qualified Property by more than 10%, then the two appraisers shall designate a third appraiser to determine the Fair Market Value of such Qualified Property. If the two appraisers cannot agree upon the designation of the third appraiser, then the third appraiser shall be appointed by the American Arbitration Association in the City of New York. The third appraiser shall conduct such investigations as it shall deem appropriate and within 30 days after its date of designation shall choose, with respect to each Qualified Property as to which a Fair Market Value has not been determined pursuant to the second preceding sentence, the appraisal of the Fund's appraiser or the appraisal of LXP's appraiser and no other amount as the Fair Market Value of each Qualified Property. The decision of the third appraiser shall be in writing and shall be binding on the Members. If LXP and the Fund agree on an appraiser, then the Company shall pay the fees and expenses of such appraiser. If LXP and the Fund each select an appraiser, then LXP and the Fund shall each pay the fees and expenses of the appraiser selected by it, and the Company shall pay the fees and expenses of any third appraiser designated by such appraisers or by the American Arbitration Association.

               (d) Removal not Wrongful. In addition to the foregoing, after removal of LXP as a Member and, if LXP sues to enjoin the removal, a final determination by a court of competent jurisdiction that such removal was not wrongful, the Fund shall have the right to cause the dissolution and liquidation of the Company in accordance with Article IX hereof.

                                   ARTICLE IX
                                   TERMINATION

               Section 9.1 Dissolution. The Company shall dissolve and commence winding up and liquidating upon the first to occur of any of the following (collectively, the "Liquidating Events"):

                      (i) the reduction to cash or cash equivalents (other than purchase money notes obtained by the Company from the sale of Qualified Property) of the last remaining Qualified Property;

                      (ii) the agreement in writing by the Members to dissolve the Company;

                      (iii) the termination of the term of the Company pursuant to Section 2.5 hereof;

                      (iv) the entry of a decree of judicial dissolution of the Company pursuant to Section 17-802 of the Act;

                      (v) the election of the Fund to dissolve the Company pursuant to Section 8.3(d) hereof;

                      (vi) all of the Qualified Properties have been sold to LXP, or its designees, or to the Fund, or its designees, pursuant to the exercise of the Buy/Sell as provided in Section 11.1 hereof;

                      (vii) the Bankruptcy, insolvency, dissolution or withdrawal from the Company of LXP or the Fund, provided that the bankruptcy of LXP shall not constitute a Liquidating Event if the Company is continued pursuant to this Section 9.1; or

                      (viii) the election of either Member to dissolve the Company after the breach by the Fund (in the case of LXP) or LXP (in the case of the Fund) of any representation, warranty or covenant contained in this Agreement, which breach had or has a material adverse effect on the Company or such Member, and,



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       if capable of cure,  is not cured  within  fifteen (15) days after notice thereof from such Member.

The Members hereby agree that, notwithstanding any provision of the Act, the Company shall not dissolve prior to the occurrence of a Liquidating Event. Upon the occurrence of the events described in Section 9.1(v) or Section 9.1(vii) above (relating to the status of LXP), the Company shall not be dissolved or required to be wound up if within ninety (90) days after such event the Fund elects, in its sole and absolute discretion, to continue the business of the Company and to appoint, effective as of the date of such event, a successor Manager.

               Section 9.2 Termination. In all cases of dissolution of the Company, the business of the Company shall be wound up and the Company terminated as promptly as practicable thereafter, and each of the following shall be accomplished:

                      (i) The Liquidator shall cause to be prepared a statement setting forth the assets and liabilities of the Company as of the date of dissolution, a copy of which statement shall be furnished to both of the Members;

                      (ii) The Qualified Properties and assets of the Company shall be liquidated by the Liquidator as promptly as possible, but in an orderly and businesslike and commercially reasonable manner, consistent with maximizing the price to be received. The Liquidator in its reasonable discretion and with the consent of the Fund shall determine whether to sell any Qualified Property at a public or private sale, for what price and on what terms. The Liquidator may, in the exercise of its good faith business judgment and if commercially reasonable and if acceptable to the Fund, determine not to sell a portion of the Qualified Properties and assets of the Company, in which event such Qualified Properties and assets shall be distributed in kind pursuant to clause
       (iv) below;

                      (iii) Any Profit or Loss realized by the Company upon the sale or other disposition of its property pursuant to Section 9.2(ii) above shall be allocated to the Members as required by Article VI hereof; and

                      (iv) The proceeds of sale and all other assets of the Company shall be applied and distributed as follows and in the following order of priority; (provided, that if LXP has been removed as Members and have received payment in full of the Removal Amounts pursuant to Section
       8.3 hereof, then LXP shall not be paid any portion of such proceeds of sale and other assets of the Company):

                             (A) To the payment of the debts and  liabilities of
               the Company and the expenses of liquidation;



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



                             (B) To the  setting  up of any  reserves  which the
               Liquidator shall reasonably determine to be necessary for contingent, unliquidated or unforeseen liabilities or obligations of the Company or the Members arising out of or in connection with the Company. Such reserves may, in the discretion of the Liquidator, be paid over to a national bank or national title company selected by it and authorized to conduct business as an escrowee to be held by such bank or title company as escrowee for the purposes of disbursing such reserves to satisfy the liabilities and obligations described above, and at the expiration of such period as the Liquidator may reasonably deem advisable, distribute any remaining balance in the manner set forth below; and

                             (C)  The  balance,   if  any,  to  the  Members  in
               accordance with Section 7.1 hereof.

        No payment or distribution in any of the foregoing categories shall be made until all payments in each prior category shall have been made in full. If the payments due to be made in any of the foregoing categories exceed the remaining assets available for such purpose, such payment shall be made to the Persons entitled to receive the same pro rata in accordance with the respective amount due them.

               Payments described in clause (iv) above must be made in cash. The Members shall continue to share profits, losses and other tax items during the period of liquidation in the same proportions as before dissolution.

               Section 9.3 Certificate of Cancellation. Upon completion of the distribution of the Company's assets as provided in this Article IX and the completion of the winding-up of the affairs of the Company, the Company shall be terminated, and the Liquidator shall cause the filing of a certificate of cancellation of the certificate of formation in the office of the Secretary of State of the State of Delaware in accordance with the Act and shall take all such other actions as may be necessary to terminate the Company in accordance with the Act and shall take such other actions as may be necessary to terminate the Company's registration in any other jurisdictions where the Company is registered or qualified to do business.

               Section 9.4 Acts in Furtherance of Liquidation. Each Member or former Member, upon the request of the Liquidator, shall promptly execute, acknowledge and deliver all documents and other instruments as the Liquidator shall reasonably request to effectuate the proper dissolution and termination of the Company, including the winding up of the business of the Company.



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                                   ARTICLE X
                         REPRESENTATIONS OF THE MEMBERS

               Section 10.1 Representations of the Fund. The Fund hereby represents and warrants to LXP and the Company as follows:

                      (i) This Agreement constitutes the valid and binding agreement of the Fund, enforceable against the Fund in accordance with its terms, subject as to enforcement of bankruptcy, insolvency and other similar laws affecting the rights of creditors and to general principles of equity;

                      (ii) The Fund has all requisite power and authority to enter into this Agreement, to carry out the provisions and conditions hereof and to perform all acts necessary or appropriate to consummate all of the transactions contemplated hereby and no further action by the Fund is necessary to authorize the execution or delivery of this Agreement;

                      (iii) This Agreement has been duly and validly executed and delivered by the Fund and the execution, delivery and performance hereof by the Fund does not and will not (i) require the approval of any other Person, or (ii) contravene or result in any breach of or constitute any default under, or result in the creation of any lien upon the Fund's assets under, any indenture, mortgage, loan agreement, lease or other agreement or instrument to which the Fund is a party or by which the Fund or any of its properties is bound;

                      (iv) To the Fund's knowledge, there has been no material adverse change in the economic condition of the Fund since the last public report thereof;

                      (v) No finder's, broker's or similar fee or commission has been paid or shall be paid by the Fund to any individual or organization in connection with the formation of the Company except for fees payable to the Advisor;

                      (vi) There is no action, suit or proceeding pending or, to its knowledge, threatened against the Fund that questions the validity or enforceability of this Agreement or, if determined adversely to it, would materially adversely affect the ability of the Fund to perform its obligations hereunder;

                      (vii) The Fund is not the subject of any bankruptcy, insolvency or reorganization proceeding;

                      (viii) To the Fund's knowledge, the Fund has not received from any governmental agency any notice of violation of any law, statute or regulation which would have a material adverse effect on the Company; and



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



                      (ix) To the Fund's knowledge, the Fund is not in default in the performance or observation of any obligation under any agreement or instrument to which it is a party or by which it or any of its properties is bound, which default would individually or in the aggregate with other defaults materially adversely affect the business or financial condition of the Company.

               Section 10.2 Representations of LXP. LXP represents and warrants to the Fund and the Company as follows:

                      (i) This Agreement constitutes the valid and binding agreement of LXP enforceable against LXP in accordance with its terms, subject as to enforcement to bankruptcy, insolvency and other similar laws affecting the rights of creditors and to general principles of equity;

                      (ii) LXP has been duly formed and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland, with all requisite power and authority to enter into this Agreement, to carry out the provisions and conditions hereof and to perform all acts necessary or appropriate to consummate all of the transactions contemplated hereby. Except as set out on Schedule 10.2(ii) attached hereto, LXP is duly qualified as a foreign corporation in each jurisdiction in which the ownership of its assets or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business or financial condition of the Company or LXP;

                      (iii) This Agreement has been duly and validly executed and delivered by LXP and the execution, delivery and performance hereof by LXP does not and will not (x) require the approval of any other Person or (y) contravene or result in any breach of or constitute any default under, or result in the creation of any lien upon LXP's assets under, any indenture, mortgage, loan agreement, lease or other agreement or instrument to which LXP or any LXP Affiliated Party is a party or by which LXP or any of its properties is bound;

                      (iv) To LXP's knowledge, LXP is not in default in the performance or observation of any obligation under any agreement or instrument to which it is a party or by which it or any of its properties is bound, which default would individually or in the aggregate with other defaults materially adversely affect the business or financial condition of LXP;

                      (v)  The   formation  of  the  Company  did  not  and  the
       consummation of the transactions contemplated herein does not and will not result in any violation of the organizational documents of LXP;



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



                      (vi) No finder's, broker's or similar fee or commission has been paid or shall be paid to any individual or organization in connection with the formation of the Company except for fees, if any, payable to the Advisor;

                      (vii) There is no action, suit or proceeding pending or, to its knowledge, threatened against LXP that questions the validity or enforceability of this Agreement or, if determined adversely to it, would materially adversely affect the ability of LXP to perform its obligations hereunder;

                      (viii) Except as set forth in Schedule 10.2(ix) attached hereto and made a part hereof, there has been no material adverse change in the circumstances or condition, financial or otherwise, of LXP since the date of the last filing by LXP with the United States Securities and Exchange Commission;

                      (ix) LXP is not the subject of any bankruptcy, insolvency or reorganization proceeding;

                      (x) LXP is a "real estate investment trust" (a "REIT") within the meaning of Section 856 of the Code (and any Regulations promulgated thereunder);

                      (xi) To LXP's knowledge, LXP has not received from any governmental agency any notice of violation of any law, statute or regulation which would have a material adverse effect on the financial condition of LXP or of the Company;

                      (xii) The informational materials that have been publicly disseminated to the shareholders of LXP are true, complete and correct in all material respects as of the date of such informational materials, provided that with respect to any forecasts or financial projections contained in such publicly-disseminated informational materials, LXP represents and warrants only that such forecasts and financial projections represent LXP's best estimates of future performance;

                      (xiii) Financial statements for LXP previously delivered to the Advisor or the Fund present fairly the financial position of LXP as of the date of such financial statements; and

                      (xiv) All information contained in the Fee Disclosure will be true, correct and complete, as of the date of such disclosure.



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                                   ARTICLE XI
                      SPECIAL MEMBER RIGHTS AND OBLIGATIONS

               Section 11.1 Buy/Sell.

               (a) Generally. After the Rights Trigger Date, either Member, and, as provided in Section 11.1(e) and Section 11.1(f) below, the Member specified therein (the "Offering Member") may provide the other Member (the "Responding Member") with notice (the "Offer Notice") of a price (the "Offer Price") that the Offering Member, or its designee(s), is willing to pay to purchase the Percentage Interests of the other Member, such Offer Notice to include, as an attachment thereto, a bona fide proposed purchase and sale agreement on terms reasonably customary for the sale of limited liability interests in a limited liability company that owns primarily real property (the "Offered Agreement"). Upon receipt of the Offer Notice, the Responding Member shall have thirty (30) days to provide to the Offering Member a notice (the "Response Notice") specifying the Responding Member's election to purchase the Percentage Interests of the other Member or sell its Percentage Interest to the Offering Member (such Percentage Interest of the respective Member, the "Buy/Sell Property"), or its designee(s), for cash in an amount equal to the amount of cash the Offering Member would receive under Section 9.2 hereof if the Company assets were sold for cash at the Offer Price and the Company liquidated and dissolved (the "Interest Price"). In determining the amount of the Interest Price, it will be assumed that no reserves will be required under Section 9.2 hereof. Any Offer Notice made in connection with a dispute between the Members concerning more than fifty percent (50%) of the Qualified Properties or concerning the governance or management of the Company shall supersede and render of no further effect any Offer Notice to which no Response Notice has been provided to the Offering Member.

               (b) Responding Member's Election to Purchase. If the Responding Member timely delivers a Response Notice that specifies the Responding Member's election to purchase the Buy/Sell Property from the Offering Member as described in Section 11.1(a) above, then the Responding Member shall (x) post a deposit equal to five percent (5%) of the Interest Price within five (5) business days after delivery of such Response Notice, and
       (y) have up to ninety (90) days to close the purchase of the Buy/Sell Property on substantially the same terms and conditions as contained in the Offered Agreement.

               (c) Responding Member's Election not to Purchase. If the Responding Member delivers a timely Response Notice that specifies the Responding Member's election not to purchase the Buy/Sell Property, as described in Section 11.1(a) above, or if the Responding Member fails to deliver a timely Response Notice, then the Offering Member must (x) post a deposit equal to five percent (5%) of the Interest Price, and (y) purchase the Buy/Sell Property from the Responding Member within the ninety (90) day period beginning on the earlier of (A) the date of delivery of the Response Notice, or (B) the expiration of the thirty (30) day period during which the Responding Member is required to deliver a Response Notice, for cash in an amount equal to the amount the Responding Member would receive under Section 9.2 hereof if the Company assets were sold at the Offer Price and the Company were liquidated and dissolved (the "Responding Interest Price"). In determining the amount of the Responding Interest Price, it will be assumed that no reserves will be required pursuant to Section 9.2 hereof.

               (d) Challenge to Buy/Sell. If either Member (the "Challenging Member") initiates a legal action with respect to any exercise of the other Member's rights under this Section 11.1 and such legal action is not resolved in the Challenging Member's favor by a court of competent jurisdiction, the Challenging Member shall pay all attorneys' fees and court costs arising in connection with the Challenging Member's legal action.

               (e) Buy/Sell Upon Default or Dispute. Prior to the Rights Trigger Date, either Member may exercise as the Offering Member its buy/sell right as provided in Section 11.1(a) above in the event of a material default of this Agreement by either of the other Member, or a material dispute between the Members.

               (f) Buy/Sell Upon Change of Control in LXP. In the event there is any change in the control or management of LXP without the consent of the Fund while LXP is the Manager, the Fund may exercise the buy-sell provided in this Section 11.1. For the purposes hereof, (x) a change in control shall be deemed to occur upon any Person (and its Affiliates) becoming the beneficial owner, directly or indirectly, of thirty-three percent (33%) or more of the outstanding Shares on a fully diluted basis (including any outstanding interests in Leperq Corporate Income Fund, L.P., Leperq Corporate Income Fund II, L.P. and Net 3 Acquisition L.P. and any other entity, that can be converted into Shares) and (y) a change in management shall be deemed to occur either upon the resignation or removal of both E. Robert Roskind and T. Wilson Eglin from the management of LXP or the replacement of a majority of the members of the Board of Trustees of LXP over a one-year period.

               (g) Buy/Sell Upon Capital Commitment Not Drawn by Second Anniversary. In the event the initial Capital Commitment is not fully drawn down by June 4, 2006, the Fund may exercise the buy-sell provided in this Section 11.1.

               (h) Due Diligence and Other Costs. Each Member shall bear its own costs, such as due diligence expenses and consultants' and attorneys' fees, incurred in connection with its exercise of, or response to, buy/sell rights.

               (i) Failure to Purchase. If the Member that becomes the "Buyer" defaults on its obligation to purchase the Buy/Sell Property, (x) the Buyer shall not be entitled to the return of its deposit, and (x) the other Member shall have the option to purchase the Buy/Sell Property at a ten percent (10%) discount on the Interest Price.

               Section 11.2 Convertibility.

               (a) Grant of Redemption Rights. The Fund will have the right (the "Redemption Right") to require LXP, or its designee(s), to acquire all or a portion of their Percentage Interests in the Company for either, at LXP's sole option, (i) a number of Shares equal to the Share Purchase Price or (ii) a cash amount equal to the Cash Purchase Price, both in accordance with the Redemption Rights Schedule attached hereto as
       Schedule 5 and made a part  hereof.  Any Shares  issued  pursuant to this
       Section 11.2 will not be registered under any federal or state securities laws but shall be subject to the terms of the registration rights agreement attached hereto as Schedule 7 and made a part hereof to be entered into by LXP and the Fund at the time of issuance of such Shares. Notwithstanding anything in this Agreement to the contrary, in the event the shareholders of LXP are required by law, regulation or otherwise to approve the issuance of Shares to the Fund and do not approve the issuance of Shares to the Fund as provided in this Agreement, which failure to approve prevents the Fund from being able to receive the Share Purchase Price upon exercise of the Redemption Right, LXP shall satisfy the Fund's Redemption Right by paying the Cash Purchase Price to the Fund pursuant to Section 11.2(c) below.

               (b) Conditions to Exercise of Redemption Right. The Redemption Right shall be subject to the following conditions:

                      (i) The Fund may exercise the Redemption Right at any time on and after the Rights Trigger Date;

                      (ii) The Fund may exercise the Redemption Right only if all of the Qualified Properties have a remaining lease maturity of at least an average of five (5) years. If all of the Qualified Properties do not have a remaining lease maturity of at least an average of five (5) years, then the Fund shall have the right to exclude Qualified Properties (the "Retained Qualified Properties") that the Fund shall designate from the calculation of lease maturity so as to make the remaining Qualified Properties (the "Proposed Tendered Qualified Properties") satisfy the minimum lease maturity standard; and

                      (iii) (x) LXP may exclude any Proposed Tendered Qualified Property that has (A) experienced a material adverse change in its financial condition or (B) has a remaining lease maturity of less than five (5) years.

                          (y) In addition, LXP may exclude any Proposed Tendered Qualified Property leased in whole or in part to any Non-Investment Grade Tenant that has experienced a material adverse change in its financial condition (including a downgrading of its credit rating since such Proposed Tendered Qualified Property was acquired by the Company) (it being understood that, notwithstanding the Acquisition Parameters, if the Company has acquired a Proposed Tendered Qualified Property leased in whole or in part to any tenant that has an investment grade credit rating that has experienced a downgrade of its credit rating since such Proposed Tendered Qualified Property was acquired by the Company, such property may also be excluded).

                          (z) The Proposed Tendered Qualified Properties excluded by LXP as provided in this Section 11.2(b)(iii) shall be added to and become a part of the Retained Qualified Properties, and the Redemption Right shall apply only to the remaining Proposed Tendered Qualified Properties (the remaining Proposed Tendered Qualified
        Properties are collectively referred to as the "Tendered Qualified Properties").

               (c) Cash Purchase Price. LXP shall have a right in its sole and absolute discretion to satisfy the Fund' Redemption Right by paying the Cash Purchase Price to the Fund. The Cash Purchase Price (the "Cash Purchase Price") shall be a cash price equal to the Fund's aggregate Percentage Interest multiplied by the Fair Market Values of all of the Tendered Qualified Properties.

               (d) The Fund's Retained Qualified Properties. If the Fund elects to exclude the Retained Qualified Properties in accordance with Section 11.2(b) above, the Fund shall identify the Retained Qualified Properties in its Exercise Notice, and the Retained Qualified Properties shall be dealt with as set forth in Paragraph 13 of Schedule 5.

               (e) LXP's Retained Qualified Properties. If LXP elects to exclude any of the Retained Qualified Properties in accordance with Section 11.2(b) above, LXP shall identify the Retained Qualified Properties in its Election Notice, and the Retained Qualified Properties shall be dealt with as set forth in Paragraph 13 of Schedule 5.

               Section 11.3 Remuneration To Members. No Member is entitled to remuneration for acting on behalf of the Company. Except as otherwise authorized in this Agreement, including but not limited to Sections 3.6 and 3.10, no Member is entitled to remuneration for acting in the Company business.

               Section 11.4 Equality of Shares. LXP covenants that: (x) the Shares issuable upon the Fund's exercise of the Redemption Right (the "Redemption Right Shares") shall have rights, privileges, powers and immunities identical to the Shares then outstanding, including without limitation full voting rights and any rights (whether or not then exercisable) to purchase or subscribe for other securities; (y) LXP shall not issue securities of any class entitled to vote in the election of trustees of LXP unless fair consideration is transferred to LXP in exchange therefor and the proportionate voting power of such class does not exceed the proportion of the total capital of LXP represented by such consideration; and (z) LXP shall not amend its organic documents, adopt or amend any plan, or issue or suffer to remain outstanding any securities, the terms or effect of which is (or upon the occurrence of any event would become) inconsistent with the foregoing clauses
(x) and (y) or would subject the Redemption Right Shares to any disability or deny the Redemption Right Shares any benefit not shared equally with all other Shares then outstanding. If LXP shall breach the covenants contained in this
Section 11.4, then the Fund shall have all remedies hereunder or under applicable law, including, without limitation, if the Fund exercises the Redemption Right as provided Section 11.2 hereof, the Fund shall have the option of requiring LXP either (x) to pay the Cash Purchase Price or (y) to pay the Share Purchase Price plus, in either case, damages in an amount equal to the total of (i) one hundred and ten percent (110%) of the difference, if any, between the value that the Shares received by the Fund would have had had such dilution not occurred and the value of such Shares as diluted and (ii) any other damages suffered by the Fund as the result of such breach.

                                   ARTICLE XII
                               GENERAL PROVISIONS

               Section 12.1 Notices.

               (a) Generally. All notices, demands, approvals, consents or requests provided for or permitted to be given pursuant to this Agreement must be in writing.

               (b) Manner of Notice. All notices, demands, approvals, consents and requests to be sent to the Company or either Member pursuant to the terms hereof shall be deemed to have been properly given or served, if personally delivered, sent by recognized messenger or next day courier service, or sent by United States mail, telex or facsimile transmission to the addresses or facsimile numbers listed below, and will be deemed received, unless earlier received: (a) if sent by express, certified or registered mail, return receipt requested, when actually received or delivery refused; (b) if sent by messenger or courier, when actually received; (c) if sent by telex or facsimile transmission, on the date sent, so long as a confirming notice is sent by messenger or courier or by express, certified, registered, or first-class mail; (d) if delivered by hand, on the date of delivery; and (e) if sent by first-class mail, seven days after it was mailed. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice, demand or request sent.

If to the Company:                      Triple Net Investment Company LLC
                                        c/o Lexington Corporate Properties Trust
                                        One Penn Plaza
                                        Suite 4015
                                        New York, New York 10119-4015
                                        Attention:  Chief Executive Officer
                                        Telephone No.:  (212) 692-7200
                                        Fax No. (212) 594-6600

with a copy to:                         Utah State Retirement Investment Fund
                                        540 East 200 South, Fourth Floor
                                        Salt Lake City, UT 84012
                                        Attention:  Devon W. Olsen
                                        Telephone No.:  (801) 366-7377
                                        Fax No.:  (801) 328-7377

and:                                    AEW Capital Management, L.P.
                                        World Trade Center East
                                        Two Seaport Lane
                                        Boston, MA 02210
                                        Attention:  Chris Kazantis
                                        Telephone No.:  (617) 261-9360
                                        Fax No.:  (617) 261-9555

If to LXP:                              c/o Lexington Corporate Properties Trust
                                        One Penn Plaza
                                        Suite 4015
                                        New York, New York 10119-4015
                                        Attention:  Chief Executive Officer
                                        Telephone No.:  (212) 692-7200
                                        Fax No.: (212) 594-6600

with a copy to:                         Paul, Hastings, Janofsky & Walker LLP
                                        75 East 55th Street
                                        New York, New York 10022
                                        Attention:  Mark Schonberger, Esq.
                                        Telephone No.:  (212) 318-6859
                                        Fax No.:  (212) 230-7747

If to the Fund:                         Utah State Retirement Investment Fund
                                        540 East 200 South, Fourth Floor
                                        Salt Lake City, UT 84012
                                        Attention:  Devon W. Olsen
                                        Telephone No.:  (801) 366-7377
                                        Fax No.:  (801) 328-7377
with a copy to:                         Ray Quinney & Nebeker P.C.
                                        36 South State Street
                                        Suite 1400
                                        Salt Lake City, Utah 84111
                                        Attention:  Ira B. Rubinfeld
                                        Telephone No.:  (801) 323-3354
                                        Fax No.:  (801) 532-7543

and:                                    AEW Capital Management, L.P.
                                        World Trade Center East
                                        Two Seaport Lane
                                        Boston, MA 02210
                                        Attention:  Chris Kazantis
                                        Telephone No.:  (617) 261-9360
                                        Fax No.:  (617) 261-9555

               (c) Right to Change Addresses. A Member shall have the right from time to time and at any time during the term of this Agreement to change its notice address or addresses by giving to the other Member at least ten (10) Business Days' prior written notice thereof in the manner provided by this Section 12.1. The Fund shall have the right from time to time and at any time during the term of this Agreement to designate a successor to AEW Capital Management as Advisor by giving to the other Member at least ten (10) Business Days' prior written notice thereof in the manner provided by this Section 12.1.

               (d) Notices to Paul, Hastings, Janofsky & Walker LLP. Copies of the following notices shall be provided to Paul, Hastings, Janofsky and Walker LLP at the address listed in Section 12.1(b) above: notices made in connection with Section 11.1 and Section 11.2 hereof, notices of default and any notice made in connection with the exercise by a Member of any right hereunder not in the ordinary course of the Company's business.

               Section 12.2 Governing Laws. This Agreement and the obligations of the Members hereunder shall be interpreted, construed and enforced in accordance with the laws of the State of Delaware without regard to its choice of law provisions. Except as otherwise provided herein, the rights and obligations of the Members and the administration and termination of the Company shall be governed by the Act.

               Section 12.3 Entire Agreement. This Agreement (including the exhibits and schedules hereto) contains the entire agreement between the parties, supercedes any prior agreements or understandings between them and may not be modified or amended in any manner other than pursuant to Section 12.12 hereof.

               Section 12.4 Waiver. No consent or waiver, express or implied, by either Member to or of any breach or default by any other Member in the performance by the other Member of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other Member of the same or any other obligations of such other Member hereunder. Failure on the part of either Member to complain of any act or failure to act of any of the other Members or to declare any of the other Members in default, irrespective of how long such failure continues, shall not constitute a waiver by such Member of its rights hereunder. No custom, practice or course of dealings arising among the Members in the administration hereof shall be construed as a waiver or diminution of the right of either Member to insist upon the strict performance by any other Member of the terms, covenants, agreements and conditions herein contained.

               Section 12.5 Validity. If any provision of this Agreement or the application thereof to any Person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

               Section 12.6 Terminology; Captions. All personal pronouns used in this Agreement, whether used in the masculine, feminine, or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa and shall refer solely to the parties signatory hereto except where otherwise specifically provided. Titles of Articles, Sections, Subsections, Schedules and Exhibits are for convenience only, and neither limit nor amplify the provisions of the Agreement itself, and all references herein to Articles, Sections, Subsections, Schedules and Exhibits shall refer to the corresponding Articles, Sections, Subsections, Schedules and Exhibits of this Agreement unless specific reference is made to such Articles, Sections, Subsections, Schedules and Exhibits of another document or instrument. Any use of the word "including" herein shall, unless the context otherwise requires, be deemed to mean "including without limitation".

               Section 12.7 Remedies Not Exclusive. Except as otherwise provided herein, the rights and remedies of the Company and of the Members hereunder shall not be mutually exclusive, i.e., the exercise of one or more of the provisions hereof shall not preclude the exercise of any other provisions hereof. Each of the Members confirms that damages at law may be an inadequate remedy for a breach or threatened breach of this Agreement and agrees that in the event of a breach or threatened breach of any provision hereof, the respective rights and obligations hereunder shall be enforceable by specific performance, injunction or other equitable remedy but nothing herein contained is intended to, nor shall it, limit or affect any rights or rights at law or by statute or otherwise of any party aggrieved as against the other for breach or threatened breach of any provision hereof, it being the intention by this section to make clear the agreement of the Members that the respective rights and obligations of the Members hereunder shall be enforceable in equity as well as at law or otherwise.

               Section 12.8 Action by the Members. No approval, consent, designation or other action by a Member shall be binding upon such Member unless the same is in writing and executed on behalf of such Member by a duly authorized representative of such Member.

               Section 12.9 Further Assurances. Each of the Members shall hereafter execute and deliver such further instruments and do such further acts and things as may be required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the terms hereof.

               Section 12.10 Liability of the Members. Each Member's exposure to liabilities hereunder is limited to its interest in the Company. No Member shall be personally liable for the expenses, liabilities, debts, or obligations of the Company.

               Section 12.11 Binding Effect. Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Members and their respective successors, transferees, and assigns.

               Section 12.12 Amendments. Except as otherwise provided in this Agreement, this Agreement may not be amended without the written consent of all the Members.

               Section 12.13 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute but one and the same instrument; signature and acknowledgment pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature and acknowledgement pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and delivery to each of the Members of a fully executed original counterpart of this Agreement.

               Section 12.14 Waiver of Partition. Each of the Members hereby irrevocably waives any and all rights (if any) that it may have to maintain any action for partition of any of the Qualified Properties to be acquired.

               Section 12.15 No Third Party Beneficiaries. Supplementing Section
5.4 hereof, nothing in this Agreement, expressed or implied, is intended to confer any rights or remedies upon any Person, other than the Members and, subject to the restrictions on assignment contained herein, their respective successors and assigns.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

               IN WITNESS WHEREOF, this Agreement is executed effective as of the date first set forth above.

                           LXP
                           ---

                           LEXINGTON CORPORATE PROPERTIES TRUST


                           By:         /s/ Patrick Carroll
                               -------------------------------------
                               Name:   Patrick Carroll
                               Title:  Executive Vice President

                           THE FUND
                           --------

                           UTAH STATE RETIREMENT INVESTMENT FUND



                           By:         /s/ Devon W. Olson
                               -------------------------------------
                               Name:   Devon W. Olson
                               Title:  Director of Real Estate

                                TABLE OF CONTENTS
                                -----------------

                                                                                  Page
                                                                                  ----
ARTICLE I         DEFINITIONS........................................................1

        Section 1.1       Definitions................................................1

ARTICLE II        FORMATION, DURATION AND PURPOSES..................................14

        Section 2.1       Formation.................................................14

        Section 2.2       Name; Registered Agent and Registered Office..............14

        Section 2.3       Principal Office..........................................14

        Section 2.4       Purposes and Business.....................................14

        Section 2.5       Term......................................................15

        Section 2.6       Other Qualifications......................................15

        Section 2.7       Limitation on the Rights of Members.......................15

ARTICLE III       MANAGEMENT RIGHTS, DUTIES, AND POWERS  OF
                  THE MANAGER; TRANSACTIONS INVOLVING MEMBERS.......................15

        Section 3.1       Management................................................15

        Section 3.2       Meetings of the Members...................................18

        Section 3.3       Authority of the Manager..................................19

        Section 3.4       Major Decisions...........................................20

        Section 3.5       Preliminary and Annual Plans..............................24

        Section 3.6       Qualified Property Acquisitions...........................25

        Section 3.7       Sale of Qualified Properties; Right of First Refusal......30

        Section 3.8       Limitation On Company Indebtedness........................32

        Section 3.9       Business Opportunity......................................32

        Section 3.10      Payments to LXP or the Asset Manager......................34

        Section 3.11      Other Duties and Obligations of the Manager...............36

        Section 3.12      Exculpation...............................................37

        Section 3.13      Indemnification...........................................38

        Section 3.14      Fiduciary Responsibility..................................39

ARTICLE IV        BOOKS AND RECORDS; REPORTS TO MEMBERS.............................39

        Section 4.1       Books.....................................................39

        Section 4.2       Monthly and Quarterly Reports.............................39


                                TABLE OF CONTENTS
                                -----------------
                                   (continued)

                                                                                  Page
                                                                                  ----
        Section 4.3       Annual Reports............................................40

        Section 4.4       Appraisals; Additional Reports............................41

        Section 4.5       Accountants; Tax Returns..................................41

        Section 4.6       Accounting and Fiscal Year................................42

        Section 4.7       Company Funds.............................................42

        Section 4.8       Insurance.................................................42

        Section 4.9       Attorneys and Accountants.................................42

ARTICLE V         CONTRIBUTIONS.....................................................43

        Section 5.1       Capital Contributions.....................................43

        Section 5.2       Return of Capital Contribution............................47

        Section 5.3       Liability of the Members..................................47

        Section 5.4       No Third Party Beneficiaries..............................48

ARTICLE VI        MAINTENANCE OF CAPITAL ACCOUNTS;
                  ALLOCATION OF PROFITS AND LOSSES FOR BOOK
                  AND TAX PURPOSES..................................................48

        Section 6.1       Capital Accounts..........................................48

        Section 6.2       Profits and Losses........................................49

        Section 6.3       Regulatory Allocations....................................51

        Section 6.4       Allocation of Tax Items for Tax Purposes..................53

        Section 6.5       Tax Matters Member........................................54

        Section 6.6       Adjustments...............................................55

ARTICLE VII       DISTRIBUTIONS.....................................................55

        Section 7.1       Cash Available for Distributions..........................55

ARTICLE VIII      TRANSFER; REMOVAL OF MANAGER......................................56

        Section 8.1       Prohibition on Transfers and Withdrawals by Members.......56

        Section 8.2       Prohibition on Transfers by and Resignation of Manager....57

        Section 8.3       Removal of the Manager....................................57

ARTICLE IX        TERMINATION.......................................................60

        Section 9.1       Dissolution...............................................60

        Section 9.2       Termination...............................................61

                                TABLE OF CONTENTS
                                -----------------
                                   (continued)

                                                                                  Page
                                                                                  ----
        Section 9.3       Certificate of Cancellation...............................62

        Section 9.4       Acts in Furtherance of Liquidation........................62

ARTICLE X         REPRESENTATIONS OF THE MEMBERS....................................63

        Section 10.1      Representations of the Fund...............................63

        Section 10.2      Representations of LXP....................................64

ARTICLE XI        SPECIAL MEMBER RIGHTS AND OBLIGATIONS.............................66

        Section 11.1      Buy/Sell..................................................66

        Section 11.2      Convertibility............................................68

        Section 11.3      Remuneration To Members...................................69

        Section 11.4      Equality of Shares........................................69

ARTICLE XII       GENERAL PROVISIONS................................................70

        Section 12.1      Notices...................................................70

        Section 12.2      Governing Laws............................................72

        Section 12.3      Entire Agreement..........................................72

        Section 12.4      Waiver....................................................73

        Section 12.5      Validity..................................................73

        Section 12.6      Terminology; Captions.....................................73

        Section 12.7      Remedies Not Exclusive....................................73

        Section 12.8      Action by the Members.....................................74

        Section 12.9      Further Assurances........................................74

        Section 12.10     Liability of the Members..................................74

        Section 12.11     Binding Effect............................................74

        Section 12.12     Amendments................................................74

        Section 12.13     Counterparts..............................................74

        Section 12.14     Waiver of Partition.......................................74

        Section 12.15     No Third Party Beneficiaries..............................74

                                TABLE OF CONTENTS
                                -----------------
                                   (continued)
                                                                            Page
                                                                            ----

Schedules and Exhibits

Schedule 1:           Names and Capital Commitments of Members
----------

Schedule 2:           Acquisition Parameters
----------

Schedule 2.5:         Approved Environmental Consultants, Architectural
------------          Engineers and Appraisers

Schedule 3:           Form of Acquisition Memorandum
----------

Schedule 3.5:         Model of an Annual Plan
------------

Schedule 4.8:         Insurance Standards
------------

Schedule 5:           Redemption Rights
----------

Schedule 7:           Registration Rights Agreement
----------

Schedule 10.2(ii):    LXP Non-qualified Jurisdictions
-----------------

Schedule 10.2(ix):    Exceptions to No Material Adverse Change
-----------------



Exhibit A:     Form of Annual Budget
---------

Exhibit B:     Form of Agreement between Company and Asset Manager
---------

Exhibit C:     Form of Purchase and Sale Agreement
---------